Exhibit 10.30




                    INITIAL COLLECTIVE BARGAINING AGREEMENTS
                   ("ICBA") BETWEEN MAVERICK TUBE CORPORATION
               AND THE USWA TO BE APPLICABLE AS NOTED AT THE USWA
               BARGAINING UNITS AT THE COUNCE, TN, YOUNGSTOWN, OH,
                              AND ELYRIA, OH PLANTS


                        ENTERED INTO: ____________, 2002

                        EFFECTIVE DATE: ___________, 2002

                                TABLE OF CONTENTS

Article                                 Section  Page

           AGREEMENT...........................    10

ONE        PURPOSE AND
           INTENT OF AGREEMENT
           Purpose.............................1   11
           Observance..........................2   13

TWO        RECOGNITION
           Employee Defined....................1   13
           Disputed Exclusions.................2   13
           Supervisors Working.................3   14

THREE      SENIORITY
           Promotions and Layoffs..............1   15
           Units...............................2   16
           Continuous Service Record...........3   17
           Probationary Employees..............4   20
           Temporary Vacancies.................5   21
           Distribution of Work................6   21
           Filling of Vacancies................7   22
           Union Officers......................8   22
           Leaves for Union Business...........9   23
           Continuous Service Lists............10  24
           Veteran Limitation..................11  24

FOUR       RIGHTS OF EMPLOYER..................    24

FIVE       ADJUSTMENT OF COMPLAINTS
           AND GRIEVANCES
           Purpose and Definition..............1   25
           Processing of Grievances and
           Complaints..........................2   25
           General Provisions                  3   27

                                TABLE OF CONTENTS

Article                                 Section  Page

SIX        SUSPENSION AND DISCHARGE
           OF EMPLOYEES........................    31

SEVEN      NO STRIKE - NO LOCKOUT..............    32


EIGHT      SAFETY AND HEALTH
           General Provisions.................1    32
           Unusual Conditions.................2    35
           Joint Safety and Health Committee..3    36
           Use of Disciplinary Records........4    40
           Alcoholism and Drug Abuse..........5    40
           Safety and Health Training.........6    41
           Medical Records....................7    42

NINE       COMPANY AND UNION ACTIVITY
           Interference or Discrimination.....1    43
           Union Activity.....................2    43
           Intimidation or Coercion...........3    43
           Nondiscrimination..................4    44
           Civil Rights Committee.............5    44

TEN        EMPLOYEES IN MILITARY SERVICE
           Reemployment.......................1    45
           Training Programs..................2    46
           Leave of Absence...................3    46
           Educational Leave of Absence.......4    46
           Disabled Veterans..................5    47
           Vacations..........................6    47
           Military Encampment Allowance......7    48

ELEVEN     HOURS OF WORK AND OVERTIME
           Definitions........................1    48
           Reporting Pay......................2    49
           Overtime...........................3    51

                                TABLE OF CONTENTS

Article                                 Section  Page

ELEVEN     HOURS OF WORK AND
           OVERTIME (Continued)
           Allowance for Jury or Witness
            Service...........................4    54
           Allowance for Funeral Leave........5    54

TWELVE     VACATIONS
           Eligibility........................1    55
           Benefits Forfeited.................2    56
           Service Date.......................3    57
           Length of Vacations................4    57
           Scheduling.........................5    60
           Vacation Pay or Allowance..........6    61

THIRTEEN  HOLIDAYS
           Holidays Enumerated................1    64
           Pay for Holidays Not Worked........2    65
           Vacation...........................3    66
           Part-Time Employee.................4    67
           Rate of Pay........................5    67
           Part-Shift Work on Holiday.........6    68

FOURTEEN  WAGES
           Standard Hourly Wage Scales........1    68
           Application of the Standard
            Hourly Wage Scales................2    71
           Production and Maintenance Jobs....3    71
           Trade, Craft or Multiple-Rated
            Jobs..............................4    71
           Learner Jobs.......................5    72

           Inadequate Complaints or
           Grievances Prohibited               7   77

                                TABLE OF CONTENTS

Article                                 Section  Page

FOURTEEN WAGES (Continued)
           Correction of Errors...............8    77
           Shift Differentials................9    77
           Sunday Premium....................10    78



FIFTEEN    CHECKOFF............................    84

SIXTEEN    SEVERANCE ALLOWANCE
           Permanent Closing..................1    85
           Eligibility........................2    86
           Benefits...........................3    86
           Duplication........................4    87

           Election Concerning Layoff
            Status............................6    88
           Payment of Allowance...............7    89

SEVENTEEN  SUB
           GRIEVANCES..........................    89

EIGHTEEN

NINETEEN   TERM OF AGREEMENT...................    94

APPENDIX   STANDARD HOURLY
       A      WAGE SCALES OF
                RATES..........................    97
              LETTER AGREEMENT
                CONCERNING SAFETY
                 SHOE ALLOWANCE................   100

              LETTER AGREEMENT
               CONCERNING A
                GAINSHARING PLAN...............   105

              LETTER AGREEMENT
                CONCERNING MAINTENANCE
                EFFICIENCIES...................   114

              LETTER AGREEMENT
                CONCERNING CERTAIN
                MATTERS PERTAINING TO
                SAFETY AND HEALTH..............   118

              LETTER AGREEMENT
                CONCERNING VACATION............   124

              LETTER AGREEMENT
                CONCERNING ADJUSTMENT
                OF COMPLAINTS AND
                GRIEVANCES.....................   126

              LETTER AGREEMENT
                CONCERNING CHECK OFF...........   139

              LETTER AGREEMENT
                CONCERNING LEAVES OF
                ABSENCE FOR INTERNATION-
                AL UNION EMPLOYEES.............   146

              LETTER AGREEMENT
                CONCERNING
                UNINTERRUPTED
                OPERATIONS.....................   149

              LETTER AGREEMENT
                CONCERNING SUMMER
                STUDENT EMPLOYMENT.............   153



ADDITIONAL MATTERS - YOUNGSTOWN, OHIO PLANT ADDITIONAL MATTERS - ELYRIA, OHIO PLANT ADDITIONAL MATTERS - SUCCESSORSHIP - ALL THREE PLANTS ADDITIONAL MATTERS - 401(K) PLANS - ALL THREE PLANTS ADDITIONAL MATTERS - HEALTHCARE, LIFE INSURANCE AND LTD PLANS - ALL THREE PLANTS ADDITIONAL MATTERS - HEALTHCARE AND LIFE INSURANCE DURING LAYOFF - ALL THREE PLANTS ADDITIONAL MATTERS - EMPLOYEES OF LTV WHO DO NOT BECOME EMPLOYEES OF MAVERICK - ALL THREE PLANTS ADDITIONAL MATTERS - CONTRACTING OUT - ALL THREE PLANTS ADDITIONAL MATTERS - INSTITUTE FOR CAREER DEVELOPMENT - ALL THREE PLANTS ADDITIONAL MATTERS - RATIFICATION BONUS - ALL THREE PLANTS ADDITIONAL MATTERS - NEW EMPLOYEE ORIENTATION - ALL THREE PLANTS ADDITIONAL MATTERS - COUNCE GAINSHARING PLAN - COUNCE PLANT ONLY ADDITIONAL MATTERS - SUB PLANS - ALL THREE PLANTS ADDITIONAL MATTERS - SETTLEMENT AGREEMENT TO THIS INITIAL COLLECTIVE BARGAINING AGREEMENT ("ICBA") - ALL THREE PLANTS

                                    AGREEMENT


     This Agreement, dated ____________, 2002 is between The Maverick Tube Corporation, Counce, Tennessee Plant (hereinafter referred to as the "Company"), acting herein only in respect to employees of the Company in the bargaining unit set forth in Article Two - Recognition - of this Agreement, and United Steelworkers of America, on behalf of Local Union No. 7573, or its successor (hereinafter referred to as the "Union").

     Except as otherwise expressly provided herein, the provisions of this Agreement shall be effective -____________, 2002.

     The Union having been designated the exclusive collective bargaining representative of the Employees of the Company as defined in Article Two - Recognition, the Company recognizes the Union as such exclusive representative. Accordingly, the Union makes this Agreement in its capacity as the exclusive collective bargaining representative of such Employees. The provisions of this Agreement constitute the sole procedure for the processing and settlement of any claim by an Employee or the Union of a violation by the Company of this Agreement. As the representative of the Employees the Union may process complaints and grievances through the complaint and grievance procedure, including arbitration, in accordance with this Agreement or adjust or settle the same.


                  ARTICLE ONE - PURPOSE AND INTENT OF AGREEMENT

SECTION 1 - PURPOSE

A. It is the purpose of this Agreement to set forth the rates of pay, hours of work, and terms and conditions of employment of the Employees covered hereunder, to secure orderly collective bargaining relations between the Company and the Union, to insure a prompt and fair disposition of grievances, and to eliminate interruptions and interference with the efficient operation of the Company's business. Accordingly, the parties acknowledge that during the negotiations which resulted in this Agreement, each had the unlimited right and opportunity to make demands and proposals with respect to any subject or matter not removed by law from the area of collective bargaining, and that all of the understandings and agreements arrived at by the parties after the exercise of that right and opportunity are set forth in this Agreement. The Company and the Union, during the term hereof, each voluntarily and unqualifiedly waives the right, and each agrees that the other shall not be obligated, to bargain collectively with respect to any subject or matter specifically referred to, or covered in this Agreement, even though such subject matter may not have been within the knowledge or contemplation of either or both of the parties at the time that they negotiated or signed this Agreement. It is also expressly understood that no term or provision hereof shall be enlarged, altered, changed or varied, whether by oral arrangement, interpretation of language or otherwise except by an instrument in writing, duly executed by the parties hereto, and that no inferences of intent on the part of the Company or the Union not expressly stated may be made.

B. Officials respectively representing the Company and the Union may, from time to time during the life of this Agreement, at the request of either and at the mutual convenience of both, meet to appraise their administration of this Agreement, to analyze influences which may be impairing the attainment of their joint goal and to improve understanding between their respective representatives and among Employees. Such meetings shall not be for the purpose of conducting continuing collective bargaining negotiations, nor in any way to modify, add to, or detract from the provisions of this Agreement, and any differences of opinion arising out of such meetings shall not be subject to the grievance and arbitration provisions hereof.

C. The parties recognize that for their joint benefit, increases in wages and benefits should be consistent with the long-term prosperity and efficiency of the pipe industry.

SECTION 2 - OBSERVANCE

     The Union (its officers and representatives at all levels) and all Employees are bound to observe the provisions of this Agreement.

     The Company (its officers and representatives at all levels) is bound to observe the provisions of this Agreement.

                            ARTICLE TWO - RECOGNITION

SECTION 1 - EMPLOYEE DEFINED

     The term Employee as used in this Agreement shall mean all regular production and maintenance Employees of the Company employed at its Counce, Tennessee Plant, excluding office clerical employees and professional employees, guards and supervisors as defined in the National Labor Relations Act as amended. Notwithstanding any provisions of any prior LTV/USWA labor agreement applicable to the Counce, Tennessee, Youngstown, Ohio and Elyria, Ohio plants Employees are: (1) persons actually performing work on a job in the bargaining unit the pay period immediately preceding the Closing; and (2) persons who would be actually performing work in a job in the bargaining unit in the pay period immediately preceding the Closing but who are absent from work in such pay period because of scheduled vacation, funeral leave, military service or encampment or other authorized absence for which absence the person continued to receive his/her regular wage in such pay period; and (3) such persons as described in provisions (1) or (2) who has not quit, retired or otherwise ceased active employment with LTV as of the day before the Closing and who accept employment with Maverick and who actually perform work in a job in the bargaining unit after Closing. Closing as used in this provision means the date on which Maverick Tube Corporation became the owner and operator of the assets of the Ferndale plant and the Employer of Employees covered by this labor agreement.

SECTION 2 - DISPUTED EXCLUSIONS

     Any differences which shall arise between the Company and the Union as to whether or not any individual employee is or is not included within the term "Employee" as defined in this Article Two shall be handled as a complaint or grievance in accordance with the procedure set forth in Article Five -- Adjustment of Complaints and Grievances -- of this Agreement.

SECTION 3 -- SUPERVISORS WORKING

     Any supervisor at the plant shall not perform work on a job normally performed by an Employee in the bargaining unit at the plant: provided, however, this provision shall not be construed to prohibit supervisors from performing the following types of work:

(a)  experimental work:

(b)  demonstration  work performed for the purpose of  instructing  and training
     Employees:

(c) work required of the supervisors by emergency conditions which, if not performed, might result in interference with operations, bodily injury, or loss or damage to material or equipment: and

(d) work which, under the circumstances then existing, it would be unreasonable to assign to a bargaining unit Employee and which is negligible in amount.

     Work which is incidental to supervisory duties on a job normally performed by a supervisor, even though similar to duties found in jobs in the bargaining unit, shall not be affected by this provision.

     If a supervisor performs work in violation of this Section 3 and the Employee who otherwise would have performed this work can reasonably be identified, the Company shall pay such Employee the applicable standard hourly wage scale rate for the time involved or for four hours, whichever is greater.

                            ARTICLE THREE - SENIORITY

     [The text for Article Three which follows is for the Counce bargaining unit. For the Youngstown (P&M and O&C) and Elyria plant bargaining units, the Article concerning Seniority of each respective LTV/USWA labor agreement for the bargaining unit as last negotiated is agreed to be used. Employees hired by Maverick are to retain and have the seniority each had under the applicable LTV/USWA labor agreement as of the day before Closing.]

SECTION 1 - PROMOTIONS AND LAYOFFS

     The parties recognize that promotional opportunity and job security in event of promotions, decrease of forces, and recalls after layoffs should increase in proportion to length of continuous service, and that in the administration of this Section the intent will be that wherever practicable full consideration shall be given continuous service in such cases.

     In recognition, however, of the responsibility of Management for the efficient operation of this plant, it is understood and agreed that in all cases of:

(1) Promotion (except promotions to positions excluded from the bargaining unit set forth in this Agreement), the following factors as listed below shall be considered: however, only where factors (a) and (b) are relatively equal, shall length of continuous service be the determining factor:

     (a) ability to perform the work:

     (b) physical fitness

     (c) continuous service

(2) Decrease in forces or recalls after layoffs, the following factors as listed below shall be considered: however, only where both factors (a) and
     (b) are relatively equal, shall continuous service be the determining factor:

     (a) ability to perform the work:

     (b) physical fitness:

     (c) continuous service.

     Nothing in this Section shall prevent Plant Management and the Grievance Committee from mutually agreeing to fill an equal or lower job in a promotional sequence with a senior Employee: nor from executing an agreement in writing to provide an opportunity to any Employee displaced in the course of a reduction of forces from exercising his seniority to the extent appropriate to obtain a job paying higher earnings; provided such Employee is otherwise qualified with respect to relative ability to perform the work and relative to physical fitness as provided above. Plant Management and the Grievance Committee may mutually agree to provide training for Employees disabled in the plant and to assign them to vacancies for which they are qualified on the basis of such seniority arrangements as they may determine.

     Employees hired by Maverick are to retain and have the seniority each had under the USWA/LTV labor agreement for the plant as of the day before the Closing.

SECTION 2 - UNITS

     The existing seniority units, job progression and regression charts and rules and regulations governing their application, to which the factors referred to in Section 1 of this Article Three shall be applied, have been mutually agreed upon by Plant Management and the Grievance Committee at the plant. This agreement shall remain in effect unless and until modified by local written agreement signed by Management and the Chairman and Secretary of the Grievance Committee of the Local Union. Hereafter, local seniority agreements, including agreements covering departments or units thereof, shall be signed on behalf of the Union by the Chairman and Secretary of the Grievance Committee of the Local Union, and shall be posted in the Plant.

     In any case in which local agreement cannot be consummated as to the seniority unit in which a new job or new jobs, including those in new, merged or transferred operations, are to be placed. Management shall include such job or jobs in the most appropriate seniority unit, or, if more appropriate, establish a new seniority unit, subject to the complaint and grievance procedure of this Agreement.

     Provided, however, the parties agree after Closing to negotiate with the purpose of reaching mutual agreement with respect to reducing the number of departments and units and streamlining job progression and regression charts.

SECTION  3 - CONTINUOUS SERVICE RECORD

     The continuous service record of any Employer shall be determined as follows:

(a) Each present Employee shall have such continuous service record as is shown on the employment records of the Company for such Employee, and he shall accumulate additional continuous service in accordance with Sub-paragraph
     (c) below, until his continuous service record shall be broken in which event his continuous service record shall end and be canceled. All continuous service dates shown on the original roster posted January 29, 1970 shall be considered as correct.

(b) Each new Employee and each person rehired after the cancellation of his continuous service record shall accumulate continuous service from date of such hiring or rehiring, as the case may be, in accordance with Sub-paragraph (c) below, until his continuous service record is broken, in which event his continuous service record shall end and be canceled.

(c) The rules for determining a break in a continuous service record, which were adopted in the Agreement of May 13, 1969 and the Memorandum of Agreement of July 16, 1969, shall continue to be used to determine the occurrence of a break in a continuous service record prior to August 25, 1972. From August 25, 1972, forward, the following rules shall be used to determine a break in a continuous service record:

     (1)  Voluntarily quitting the service:

     (2) Discharge from the service, provided that if the Employee is rehired within 6 months the break in continuous service shall be removed:

     (3) Failure to report to work, following a layoff or leave of absence, within 3 days after receipt of notification to do so, such notice to be given at the last known address of the Employee:

     (4) Absence in excess of 2 years, except as provided in Sub-paragraph (5) below:

     (5) Absence due either to layoff or physical disability, or both, which continues beyond the period specified in this Sub-paragraph (c) (5). If an Employee is absent because of layoff or nonoccupational physical disability, or both, in excess of two years, he shall continue to accumulate continuous service during such absence for an additional period equal to (i) 3 years, or (ii) the excess, if any, of his length of continuous service at commencement of such absence over 2 years, whichever is less. Any accumulation in excess of 2 years during such absence shall be counted, however, only for purposes of this Article Three, including local agreements thereunder, and shall not be counted for any other purpose under this or any other agreement between the Company and the International Union. In order to avoid a break in service within the above period after an absence in excess of 2 years, an Employee absent because of layoff or nonoccupational physical disability, or both, must report for work promptly upon termination of either cause, provided, in the case of layoff, an Employee must report for work within the time limit provided in Subsection (c) of this Section (3) provided further that the Company has mailed a recall notice to the last address furnished to the Company by the Employee. An Employee absent because of a compensable disability incurred during the course of employment shall accumulate continuous service, provided such person is returned to work within 30 calendar days after the end of the period for which he is unemployed and for which workmen's compensation is payable to him:

     (6)  Termination in accordance with Article Sixteen - Severance Allowance.

     Seniority under LTV/USWA agreements to be retained and recognized at each plant for employees hired by Maverick.

SECTION  4 - PROBATIONARY  EMPLOYEES

     New Employees and those hired after a break in continuity of service will be regarded as probationary Employees for the first 520 hours of actual work and will receive no continuous service credit during such period. For all such employees hired after August 1, 1999, the probationary period will be one thousand (1000) hours. Probationary Employees may initiate complaints under this Agreement but may be laid off or discharged as exclusively determined by Management provided that this will not be used for purposes of discrimination because of race, color, religious creed, national origin or sex or because of membership in the Union. Probationary Employees continued in the service of the Company subsequent to the first 520 (or one thousand (1000)) hours of actual work shall receive full continuous service credit from date of original hiring. Where a probationary Employee is relieved from work because of lack of work and his employment status terminated in connection therewith, and he is subsequently rehired at the same plant within one year from the date of such termination, the hours of actual work accumulated by such probationary Employee during his first employment shall be added to the hours of actual work accumulated during his second employment in determining when the Employee has completed 520 (or one thousand (1000)) hours of actual work; provided, however, that should such an Employee complete 520 (or one thousand (1000)) hours of actual work in accordance with his sentence, his continuous service date will be the date of hire of his second hiring. If, however, such an Employee is rehired within two weeks of his last termination from employment at the plant, his continuous service date will be the date of hire for his prior employment.

SECTION  5 - TEMPORARY  VACANCIES

     In the case of a temporary vacancy exceeding 5 days involving temporary reassignment of Employees within a seniority unit, the Company shall, to the greatest degree consistent with efficiency of the operation and safety of Employees, fill such vacancy by assigning thereto the Employee whose continuous service or progression chart standing entitles him to the next consideration for promotion to such job. Any time spent in filling such temporary vacancy of 5 days or less shall not be used to the detriment of himself or of other Employees when making a selection to fill a permanent vacancy.

SECTION  6 - DISTRIBUTION OF  WORK

     In the event a decrease of work, other than decreases which may occur from day to day, results in the reduction to an average of 32 hours per week for the Employees in the seniority unit and a further decrease of work appears imminent, which in the Company's judgment may continue for an extended period and will necessitate a decrease of force or a reduction in hours worked for such Employees below an average of 32 hours per week, the Management of the plant and the Grievance Committee will confer in an attempt to agree as to whether a decrease of force shall be effected in accordance with this Article Three or the available hours of work shall be distributed as equally among such Employees as is practicable with due regard for the particular skills and abilities required to perform the available work. In the event of disagreement, Management shall not divide the work on a basis of less than 32 hours per week.

SECTION  7 - FILLING  OF  VACANCIES

     When a vacancy (other than a temporary vacancy) develops, or is expected to develop, in the promotional line in any seniority unit, Management shall, to the greatest degrees practicable, post notice of such vacancy, or job assignments where such is the present practice, for such period of time, in such manner, and at such places as may be appropriate at the plant.

     Employees in the seniority unit who wish to apply for such vacancy or expected vacancy may do so in writing in accordance with rules developed by Management at the plant.

     Management shall, if in its judgment there are applicants qualified for such vacancy or expected vacancy, fill same from among such applicants in accordance with the provisions of Sections 1 and 2 of this Article Three.

SECTION 8 - UNION OFFICERS

     When Management decides that the work force in any seniority unit in the plant is to be reduced, the member of the plant Grievance Committee, if any, in that unit shall, if the reduction in force continues to the point at which he would otherwise be laid off, be retained at work and for such hours per week as may be scheduled in the work area in which he is employed, provided he can perform the work of the job to which he must be demoted. The intent of this provision is to retain in active employment the plant grievance committeemen for the purpose of continuity in the administration of the labor agreement in the interest of Employees so long as a work force is at work: provided that no grievance committeeman shall be retained in employment unless work which he can perform is available to him in the designated work area which he represents. The Local Union shall designate and advise the Company of such area of representation.

     This provision shall apply also to Employees who hold any of the following offices in the Local Union in which the Employees of the plant are members: Unit Chair, President, Vice President, and Chairman of the Grievance Committee.

SECTION 9 - LEAVES FOR UNION BUSINESS

     Leaves of absence for the purpose of accepting a position with the International or Local Union shall be available to one Employee. Adequate notice of intent to apply for leave shall be afforded local Plant Management to enable proper provision to be made to fill the job to be vacated.

     Leaves of absence shall be for a period not in excess of one year and may be renewed for a further period of one year.

     Continuous service shall not be broken by the leave of absence but will continue to accrue.

SECTION 10 - CONTINUOUS SERVICE LISTS

     The Company shall make available to the Local Union lists showing the relative continuous service of each Employee in each seniority unit. Such lists shall be revised by the Company from time to time, as necessary but at least every six months, to keep them reasonably up to date. Except as provided in
Section 3 of this Article Three, the seniority rights of individual Employees shall in no way be prejudiced by errors, inaccuracies, or omissions in such lists.

SECTION 11 - VETERAN LIMITATION

     All of the provisions of this Article Three are subject to, and limited by, the rights of Employees returning from Military service of the United States with statutory reemployment rights and Articles Ten - Military Service - of this Agreement.

                        ARTICLE FOUR - RIGHTS OF EMPLOYER

     The Company retains the exclusive right to manage the business and plant and to direct the working forces. The Company, in the exercise of its rights, shall comply with the provisions of this Agreement.

     The rights to manage the business and plant and to direct the working forces include the right to hire, suspend or discharge for proper cause, or transfer, and the right to relieve Employees from duty because of lack of work or for other legitimate reasons.


                          ARTICLE FIVE - ADJUSTMENT OF
                            COMPLAINTS AND GRIEVANCES

SECTION 1- PURPOSE AND DEFINITIONS

A. The purpose of this Article is (1) to provide opportunity for discussion of any complaint and (2) to establish procedures for the processing and settlement of complaints or grievances as defined in Subsection B of this Section.

B. All complaints and grievances shall be handled and disposed of solely in accordance with the procedures prescribed in this Agreement.

     (1) "Grievance," as used in this Agreement, is limited to a complaint of an Employee which involves the interpretation or application of, or compliance with, the provisions of this Agreement.

     (2) "Day", as used in Section 2 of this Article Five, shall mean calendar day, but shall not include any Saturday, Sunday, or holiday unless otherwise indicated herein.

     (3) "Complaint", as used in this Agreement, shall be interpreted to mean a request or complaint.

SECTION 2 - PROCESSING OF GRIEVANCES AND COMPLAINTS

     Step 1. (ORAL). Any Employee who believes that he has a justifiable complaint shall discuss the complaint with his Foreman as promptly as possible after the date of the facts or events upon which such alleged complaint is based shall have existed or occurred. The Foreman shall have initial responsibility for resolving the complaint, with or without the Union representative for his plant area being present, as the Employee may elect, in an attempt to resolve same. However, any such Employee may instead, if he so desires, report the matter directly to his Union representative and in such event the Union representative, if he believes the complaint merits discussion, shall take it up with the Employee's Foreman in a sincere effort to resolve the problem. The Employee involved shall be present in such discussion unless otherwise agreed by the Foreman and the Union Representative.

     Step 2. If no settlement is reached in Step 1, the complaint shall be reduced to writing and presented by the Union representative to the Plant Superintendent, or his representative, as a grievance within seven days following the date of the occurrence or action upon which the complaint or grievance is based, whereupon the Plant Superintendent and an Officer of the Union and or the Union Grievance Committeeman shall make a prompt and reasonable attempt to settle the matter within 14 days of the occurrence or action upon which such complaint or grievance is based.

     Step 3. In the event that the complaint or grievance is not settled in Step 2, it shall be appealed in writing by the Staff Representative of the International Union to the Manager-Labor Relations, or his representative, within 14 days of the date of the Plant Superintendent's disposition. A Step 3 meeting shall be held within 15 days of the appeal, unless otherwise mutually agreed between the parties. Minutes of the Step 3 Meeting shall be submitted by the Manager-Labor Relations to the Staff Representative of the International Union within 15 days of the Meeting.

     Step 4. Except as otherwise expressly provided in this Agreement, grievances not satisfactorily settled in Step 3 may be appealed by the Staff Representative of the International Union to arbitration by giving notice in writing to the Company within 20 days after the Step 3 written answer is given to such Staff Representative. The arbitrator shall be the arbitrator under the then current Basic Labor Agreement between the Company and the United Steelworkers of America, applicable to the plants covered, or formerly covered, under the Republic Steel Agreement, or an arbitrator designated by him.

     The decision of the arbitrator will be restricted to whether there is a violation of this Agreement as set forth in the Step 3 written answer. If such a violation is found, the arbitrator shall specify the remedy in accordance with the terms of the Agreement.

     The decision of the arbitrator on any issue properly before him shall be final and binding upon the Company, the Union, and all Employees concerned therein. The arbitrator shall have jurisdiction and authority only to interpret and apply the provisions of this Agreement. He shall not have jurisdiction or authority to add to, detract from, or alter in any way the provision of this Agreement.

SECTION 3 - GENERAL PROVISIONS

     The arbitrator shall also have jurisdiction and authority only to interpret, apply or determine compliance with respect to the Insurance Plan, as set forth in the Agreement concerning Insurance, Pensions and Supplemental Unemployment Benefits, in order to dispose of grievances properly arising under Article Seventeen - SUB and Insurance Grievances - of this Agreement. The arbitrator shall not have jurisdiction or authority to add to, detract from, or alter in any way the provisions of the above mentioned Insurance Plan.

     The compensation of the arbitrator for his services hereunder and the expenses in connection therewith shall be shared equally by the Company and the Union.

     The arbitrator shall in no event award a right or remedy prior to the date on which the facts or events upon which a grievance is based shall have existed or occurred, provided, however, that such arbitrator shall only have jurisdiction and authority to interpret this Agreement as to a grievance that has been filed in writing with Plant Management within 30 calendar days after the date on which the facts or events upon which such grievance is based shall have existed or occurred. In the case of a continuing grievance only, the arbitrator shall not be precluded from awarding a right or remedy for a 30-calendar day period prior to the filing in writing with Plant Management of such continuing grievance.

     In cases of suspension, discharge, improper lay- off or failure to recall, any back pay that may be awarded to an Employee shall be offset by such earnings or other amounts as such Employee would not have received except for such suspension discharge, improper layoff or failure to recall.

     If the Company's discussion or answer to a complaint or a grievance is not given within the prescribed time requirements in any step, unless otherwise mutually agreed, the Union after notifying the Company may refer or appeal to the next step.

     If the decision of the Company representative in any step of the complaint and grievance procedure with respect to a complaint or grievance shall not be appealed to the next step within the time specified for such appeal, such complaint or grievance shall be considered settled on the basis of the decision made by the Company representative, and the Employee or Employees covered by such complaint or grievance shall not have any further right or remedy with respect to any claim or matter covered by such complaint or grievance.

     If this Agreement is violated by the occurrence of a strike, picketing, work stoppage, or interruption or impeding of work at the plant or subdivision thereof, no grievances shall be discussed or processed in the Step 2 level or above for such plant while such violation continues. Furthermore, under no circumstances shall any complaint or grievance or other dispute concerning Employees engaged in the violation be discussed or processed by Management in any step of the complaint and grievance procedure or otherwise while such violation continues, but this provision shall not waive compliance with the time limits for initiating or filing complaints or grievances or appeals from decisions thereon.

     The settlement of any complaint or grievance in any step of the complaint and grievance procedure, except arbitration and the step next preceding arbitration, shall not constitute a precedent as to the meaning or proper application of any provision of this Agreement and shall not be relied on or referred to by the Company or the Union in the arbitration of any other grievance under this Agreement.

     The Company agrees that it shall not subpoena or call as a witness in arbitration proceedings any Employee from the bargaining unit in the plant. The Union agrees that it shall not subpoena or call as a witness in such proceedings any non-bargaining unit employee.

     There shall be one Grievance Committee for the plant, which shall consist of not more than 3 Employees, designated in writing by the Union. The Grievance Committeeman shall be selected by the Union from the plant areas they are to represent, however, there shall be no more than one grievance committeeman selected from any one plant area. Plant areas, or grievance representation units, shall be determined by mutual agreement between Management and the Union.

     A grievance committeeman will be permitted to visit departments, as provided herein, at reasonable times for the purpose of transacting legitimate business as a grievance committeeman, including the presentation, investigation, hearing or settling of alleged complaints or grievances. If then at work, the grievance committeeman will be granted time off, without pay, for such purpose after obtaining permission (which shall not be unreasonably withheld) from his own department head or his designated representative and reasonable notice to the head of the department to be visited or his designated representative. If not at work, the grievance committeeman will be permitted to visit departments for the purpose as described above after reasonable notice to the head of the department to be visited or his designated representative.

                          ARTICLE SIX - SUSPENSION AND
                             DISCHARGE OF EMPLOYEES

     The Company shall have the right to discipline, suspend, or discharge Employees for proper cause. Employees shall have the right to file a grievance in writing in Step 2 of the complaint and grievance procedure relating to such actions within five (5) days after occurrence.

     In all cases of suspension of one day or more, a notice of such suspension shall be given promptly in writing to the Employee affected and his grievance committeeman.

     Any Employee who is summoned to meet in the office of a supervisor for the purpose of discussing possible disciplinary action against such Employee shall be entitled to be accompanied by his grievance committeeman if he requests such representation, provided such representative is then available.

     An Employee assigned as a temporary foreman will not issue discipline to Employees, provided that this provision will not prevent a temporary foreman from relieving an Employee from work for the balance of the turn for alleged misconduct. An Employee will not be called by either party in the grievance procedure or arbitration to testify as a witness regarding any events involving discipline which occurred while the Employee was assigned as a temporary foreman.

                            ARTICLE SEVEN - NO STRIKE
                                   NO LOCKOUT

     During the term of this Agreement, neither the Union, its officers, agents or members, nor any Employee will authorize, instigate, aid, condone, or engage in a work stoppage, sympathy strike or strike, or other interruption or any impeding of production at the plant of the Company covered by this Agreement. Any Employee or Employees who violate the provisions of this Article Seven may be discharged from the employ of the Company.

     The Company agrees that prior to such discharge it will provide to a Union representative of the plant a list of names, check numbers, and addresses of Employees whom the Company has determined to discharge.

     The Company agrees that during the term of this Agreement there shall be no lockouts.

                        ARTICLE EIGHT - SAFETY AND HEALTH

SECTION 1 - GENERAL PROVISIONS

     The Company shall continue to make reasonable provisions for the safety and health of its Employees at the plant during the hours of their employment. The Company, the Union and the Employees recognize their obligations and or rights under existing federal and state laws with respect to safety and health matters.

     Where devices which emit ionizing radiation are used, the Company will continue to maintain safety standards with respect to such devices not less rigid than those adopted from time to time by the Nuclear Regulatory Commission and will maintain procedures designed to safeguard Employees and will instruct them as to safe working procedures involving such devices.

     Where the Company uses toxic materials, it shall inform the affected Employees what hazards, if any, are involved and what precautions shall be taken to insure the safety and health of the Employees. Upon the request of the Union Co-Chairman of the Joint Safety and Health Committee, the Company shall provide in writing requested information from material safety data sheets or their equivalent on toxic substances to which Employees are exposed in the work place; provided that when the information is considered proprietary, the Company shall so advise the Union Co-Chairman, and provide sufficient information for the Union to make further inquiry.

     The Company will continue its program of periodic inplant air sampling and noise testing under the direction of qualified personnel. Where the Union Co-Chairman of the Joint Safety and Health Committee alleges a significant on-the-job health hazard due to inplant air pollution, the Company will also make such additional tests and investigations as are necessary. A report based on such additional tests and investigations shall be reviewed and discussed with the Joint Safety and Health Committee. For such surveys conducted at the request of the Union Co-Chairman of the Joint Safety and Health Committee, a written summary of the sampling and testing results and the conclusions of the investigation shall be provided to the Joint Safety and Health Committee.

     When in the opinion of the International Safety and Health Department additional information in the possession of the Company may be useful to an understanding of a potential significant health hazard which is alleged to exist, the Company, upon written request by the International Safety and Health Department, will furnish such information. This information may include engineering studies, process descriptions, equipment specifications, ventilation studies and toxicological and epidemiological surveys but does not create an obligation to release personal medical information without the written consent of the affected employee.

     Where the information constitutes a legitimate trade secret, the Company may require that the International Union sign an agreement to use the information only for the purpose of hazard evaluation and control and to take precautions to assure its confidentiality.

     The Company shall provide adequate first aid for all Employees during their working hours.

     An Employee who, as a result of an industrial accident, is unable to return to his assigned job for the balance of the shift on which he was injured will be paid for any wages lost on that shift.

     Protective devices, wearing apparel, and other equipment necessary to properly protect Employees from injury shall be provided by the Company in accordance with practices now prevailing in the plant or as such practices may be improved from time to time by the Company without cost, except that the Company may assess a fair charge to cover loss or willful destruction thereof by the Employees.

SECTION  2 - UNUSUAL CONDITIONS

     If an Employee shall believe that there exists an unsafe condition, changed from the normal hazard inherent in the operation, so that the Employee is in danger of injury, he shall notify his Foreman of such danger and of the facts thereof. Thereafter, unless there shall be a dispute between the Company and the Employee as to the existence of such unsafe condition, the Employee shall have the right, subject to reasonable steps for protecting other Employees and the equipment from injury, to be relieved from duty on the job in respect of which he has complained and to return to such job when such unsafe condition shall be remedied. The Management may, in its discretion, assign such Employee to other available work in the plant. If the existence of such alleged unsafe condition shall be disputed, the Chairman of the Grievance Committee of the Union in the plant and the Superintendent of the plant, or his representative, shall immediately investigate such alleged unsafe condition and determine whether it exists. If they shall not agree and if the Chairman of the Grievance Committee is of the opinion that such alleged unsafe condition exists, the Employee shall have the right to present a grievance in writing in Step 3 of the complaint and grievance procedure set forth in Article Five - Adjustment of Complaints and Grievances - of this Agreement and thereafter to be relieved from duty on the job as stated above. Such grievance shall be presented without delay directly to an arbitrator under the provisions of Article Five - Adjustment of Complaints and Grievances - of this Agreement, who shall determine whether such Employee was justified in leaving the job because of the existence of such alleged unsafe condition.

     Should either Management or an arbitrator conclude that an unsafe condition within the meaning of this Section 2 existed and should the Employee not have been assigned to other available equal or higher rated work, he shall be paid for the earnings he otherwise would have received.

     It is recognized that emergency  circumstances  may exist and local parties
are  authorized  to  make  mutually  satisfactory   arrangements  for  immediate
arbitration to handle such situations in an expeditious manner.

SECTION  3 -  JOINT SAFETY AND HEALTH COMMITTEE

     A Joint Safety and Health Committee consisting of 3 Employees designated by the Union and an equal number of Management members shall be established in the plant. The Union and the Company shall designate their respective Co-Chairmen and shall certify to each other in writing such Co-Chairmen and committee members. The committee shall hold meetings at times determined by the Co-Chairmen. Prior to such meetings the Co-Chairmen or their designees may engage in an inspection of mutually selected areas of the plant. Time consumed on committee work by committee members designated by the Union shall not be considered hours worked to be compensated by the Company.

     The function of the committee shall be to advise with Plant Management concerning safety and health and to discuss legitimate safety and health matters, but not to handle complaints or grievances. In the discharge of its function, the committee shall: consider existing practices and rules relating to safety and health, formulate suggested changes in existing practices and rules, recommend adoption of new practices and rules, review proposed new safety and health programs developed by Management and review accident statistics including OSHA Form 200 and trends and disabling injuries which have occurred in the plant and make appropriate recommendations to prevent future recurrences.

     The Union Co-Chairman or his designee will be afforded time off without pay as may be required to visit departments at all reasonable times for the purpose of transacting the legitimate business of the committee, after notice to the head of the department to be visited or his designated representative and, if the committee member is then at work, permission (which shall not be unreasonably withheld) from his own department head or his designated representative. If the Union Co-Chairman or his designee is not at work, he shall be granted access to the plant at all reasonable times for the purpose of conducting the legitimate business of the committee after notice to the head of the department to be visited or his designated representative.

     When the Company introduces new personal protective apparel or extends the use of protective apparel to new areas or issues new rules relating to the use of protective apparel, the matter will be discussed with the members of the Joint Safety and Health Committee in advance with the objective of increasing cooperation. Should differences result from such discussions, a grievance may be filled in Step 2 by the Chairman of the Grievance Committee within 30 days thereafter. In the event that the grievance progresses through the complaint and grievance procedure to arbitration, the arbitrator shall determine whether such rule or requirement is appropriate to achieve the objective set forth in Section 1 of this Article Eight.

     Advices of the Joint Safety and Health Committee, together with supporting suggestions, recommendations and reasons, shall be submitted to the Plant Superintendent for his consideration and for such action as he may consider consistent with the Company's responsibility to provide for the safety and health of its Employees during the hours of their employment and the mutual objective set forth in Section 1 of this Article Eight.

     In the event the Company requires an Employee to testify at the formal investigation into the causes of a disabling injury, the Employee may arrange to have the Union Co-Chairman of the Joint Safety and Health Committee or the Union member of such committee designated by the Union Co-Chairman to act in his absence, present as an observer at the proceedings for the period of time required to take the Employee's testimony. The Union Co-Chairman will be furnished with a copy of such record as is made of the Employee's testimony. In addition, in the case of accidents which resulted in disabling injury or death or accidents which could have resulted in disabling injury or death and require a fact-finding investigation, the Company will, as soon as practicable after such accident, notify the Union Co-Chairman of the Joint Safety and Health Committee, or the Union member of such committee designated by the Union Co-Chairman to act in his absence, who shall have the right to visit the scene of the accident promptly upon such notification, if he so desires, accompanied by the Company Co-Chairman or his designated representative and the Company will add the Union Co-Chairman of the Joint Safety and Health Committee, or the Union member of such committee designated by the Union Co-Chairman to act in his absence, to the notification list for such accidents. After making its investigation, the Company will supply to the Union Co-Chairman of the Joint Safety and Health Committee a statement of the nature of the injury, the circumstances of the accident and any recommendations available at that time and will consider any recommendations he may wish to make regarding the report. In such cases, when requested by the Union Co-Chairman, the Company Co-Chairman of the Joint Safety and Health Committee or his designated representative will review the statement with the Union Co-Chairman. Also, in such cases, the Company Co-Chairman of the Joint Safety and Health Committee or his designated representative, when requested by the Union Co-Chairman, will visit the scene of the accident with the Union Co-Chairman or, in his absence, his designated substitute.

     The Company will, from a single source at the Company headquarters level, provide the International Union Safety and Health Department with prompt notification of any accident resulting in a fatality to a union member. This notification shall be either oral or written and include the date of the fatality, the plant or unit location of the fatality and, if known, the cause of the fatality. The Company will provide the International Union Safety and Health Department with a copy of the fatal accident report that is given to the Local Union Joint Safety and Health Committee when such report becomes available. Any necessary discussion or other communication on this data between the Company and the International Union will be with the individual designated to provide such information.

     Once each year the Company will, from the same source described in the preceding paragraph, provide to the International Union Safety and Health Department the OSHA Form 200 Summary of Occupational Injuries and Illnesses or its equivalent and the lost workday case and fatality incident rates for the plant. Upon request and for specific locations where detailed information is necessary, the Company will, from the same source, provide a copy of the OSHA Form 200 Log of Occupational Injuries and Illnesses or its equivalent.

SECTION  4  -  USE  OF  DISCIPLINARY RECORDS

     Written records of disciplinary action against the Employee involved for the violation of a safety rule but not involving a penalty of time off will not be used by the Company in any arbitration proceeding where such action occurred one or more years prior to the date of the event which is the subject of such arbitration.

     When an Employee has completed 36 consecutive months of work without discipline involving a penalty of time off for violation of a safety rule, prior disciplinary penalties for such offenses not exceeding 4 days' suspension shall not be used for further disciplinary action.

     When an unsafe practice report is made involving a violation of a safety procedure or rule by an Employee which does not involve discipline, a copy of that report will be given to the Employee.

SECTION  5 - ALCOHOLISM  AND  DRUG  ABUSE

     Alcoholism and drug abuse are recognized by the parties to be treatable conditions. Without detracting from the existing rights and obligations of the parties recognized in the other provisions of this Agreement, the Company and the Union agree to cooperate at the plant level in encouraging Employees afflicted with alcoholism or drug abuse to undergo a coordinated program directed to the objective of their rehabilitation.

SECTION  6  -  SAFETY  AND  HEALTH TRAINING

     The Company recognizes the special need to provide appropriate safety and health training to all Employees. The Company presently has safety and health training that provides either the training described below or the basis for such training as it relates to the needs of the Company and its plant.

     Training programs shall recognize that there are different needs for safety and health training for newly hired Employees. Employees who are transferred or assigned to a new job and Employees who require periodic retraining. The Joint Safety and Health Committee may make recommendations on these and other safety education matters.

     Newly hired Employees shall receive training in the general recognition of safety and health hazards, their statutory and labor contract rights and obligations and the purpose and function of the Company's Safety, Health and Medical Departments, the Joint Safety and Health Committee and the International Union Safety and Health Department. In addition, upon initial assignment to a job, such Employees shall receive training on the nature of the operation or process, the safety and health hazards of the job, the safe working procedures, the purpose, use and limitations of personal protective equipment required, and other controls or precautions associated with the job.

     The Union Co-Chairman of the Joint Safety and Health Committee and the International Union Safety and Health Department or a designee shall, upon request, be afforded the opportunity to review the training program for newly hired Employees at the plant level.

     The training of Employees other than those newly hired by the Company shall be directed to the hazards of the job or jobs on which they are required to work. Such training shall include hazard recognition, safe working procedures, purpose, use and limitations of special personal protective equipment required and any other appropriate specialized instruction.

     As required by an Employee's job and assignment area, periodic retraining shall be given on safe working procedures, hazard recognition, and other necessary procedures and precautions.

SECTION  7  -  MEDICAL  RECORDS

     The Company shall maintain the confidentiality of reports of medical examinations of its Employees and shall only furnish such reports to a physician designated by the Employee upon the written authorization of the Employee; provided, that the Company may use or supply medical examination reports of its Employees in response to subpoenas, requests to the Company by any Governmental agency authorized by law to obtain such reports, and in arbitration or litigation of any claim or action involving the Company. Whenever the Company physician detects a medical condition which, in his judgment, requires further medical attention, the Company physician shall advise the Employee of such condition or to consult with his personal physician.

                           ARTICLE NINE - COMPANY AND
                                 UNION ACTIVITY

SECTION  1  -  INTERFERENCE  OR DISCRIMINATION

     The Company recognizes and will not interfere with the rights of its Employees to become members of the Union. There shall be no discrimination, interference, restraint, or coercion by the Company or any of its agents against any Employee because of membership in the Union.

SECTION  2  -  UNION  ACTIVITY

     No Employee shall engage in any union activity on the property of the Company in any manner which shall interfere with production or engage in Union activity on company time.

SECTION  3  -  INTIMIDATION  OR  COERCION

     The Union, its offices, agents and members, shall not intimidate or coerce Employees into joining the Union or continuing their membership therein.

SECTION 4 - NONDISCRIMINATION

     It is the continuing policy of the Company and the Union that the provisions of this Agreement shall be applied to all employees without regard to race, color, religious creed, national origin, handicap, status as a disabled veteran or veteran of the Viet Nam era, sex or age, consistent with their obligations and/or rights under applicable Federal, State and local laws regarding such matters. Sexual harassment shall be considered discrimination under this provision. The representatives of the Union and the Company in all steps of the grievance procedure and in all dealings between the parties shall comply with this provision. The Company and the Union agree to cooperate in dealing with problems of discrimination where they occur. Neither the Company nor the Union shall retaliate against an employee who complains of discrimination, or who is a witness to discrimination.

SECTION  5  -  CIVIL  RIGHTS  COMMITTEE

     A joint Committee on Civil Rights shall be established at the plant. The Union representation on the Committee shall be no more than three members of the Union and there shall be a like number of Management members. The Union members shall be certified to the Manager-Labor Relations by the Union and the Company members shall be certified to the District Director of the Union. The Company and Union members of the joint committee shall meet at mutually agreeable times, and shall review and investigate matters involving civil rights and advise with the Company and the Union concerning them, and attempt to resolve same. In the event that an employee Civil Rights complaint involving a claim of discrimination reviewed by the Joint Committee is not resolved by the Joint Committee, it may be processed as a grievance. Such grievance may be filed by the Chairman of the Grievance Committee in the Third Step of the grievance procedure as provided in Article Five. It is not intended by the parties that this Committee shall displace the normal operation of the grievance procedure. The Joint Committee shall have no jurisdiction over the initiating, filing, or processing of grievances. If a Civil Rights complaint is referred to the Joint Committee, the time limit for filing a grievance in the Third Step will commence the day following the date of the initial Joint Committee meeting in which the Civil Rights complaint was discussed unless the Company and Union members of the Joint Committee mutually agree to an extension; provided, however, the Civil Rights complaint was recorded with the Joint Committee within 30 calendar days after the date on which the facts or events upon which the Civil Rights complaint is based shall have existed or reasonably should have become known to the employee or employees affected thereby.

                       ARTICLE TEN - EMPLOYEES IN MILITARY
                                     SERVICE

SECTION  1  -  REEMPLOYMENT

     The Company  shall  accord to each  Employee  who applies for  reemployment
after   conclusion  of  his  military   service  with  the  United  States  such
reemployment rights as he shall be entitled to under then existing statutes.

SECTION  2  -  TRAINING  PROGRAMS

     Reasonable programs of training shall be employed in the event Employees do not qualify to perform the work on the job which they might have attained except for absence in the military service.

SECTION 3 - LEAVE OF ABSENCE

     Any Employee entitled to reinstatement under this Article Ten shall be granted upon request a leave of absence without pay not to exceed 60 days before he shall be required to return to work.

SECTION  4  -  EDUCATIONAL LEAVE OF ABSENCE

     Any Employee entitled to reinstatement under this Article Ten who applies for reemployment and who desires to pursue a course of study in accordance with the federal law granting him such opportunity before or after returning to his employment with the Company shall be granted a leave of absence for such purpose; provided that an Employee who desires such a leave of absence after returning to his employment with the Company shall have it granted only if he notifies the company in writing, within one year from the date he is reemployed, of his intention to pursue such a course of study. Such leave of absence shall not constitute a break in the record of continuous service of such Employee but shall be included therein provided the Employee within 30 days reports for reemployment after the completion or termination of such course of study. Any such Employee must notify the Company and the Union in writing at least once each year of his continued interest to resume active employment with the Company upon completing or terminating such course of study.

SECTION  5 -  DISABLED VETERANS

     Any Employee entitled to reinstatement under this Article Ten who returns with service-connected disability incurred during the course of his service shall be assigned to any vacancy which shall be suitable to such impaired condition during the continuance of such disability irrespective of seniority; provided, however, that such impairment is of such a nature as to render the veteran's returning to his own job or department onerous or impossible; and provided, further, that the veteran meets the minimum physical requirements for the job available or for the job as Management may be able to adjust it to meet the veteran's impairment.

SECTION  6 - VACATIONS

A. An Employee who at the time of leaving active employment to enter military service of the United States has qualified for a vacation in the year of such entrance and who has not received a vacation or vacation allowance shall be granted such allowance.

B. Any Employee reemployed under the terms of this Article Ten and who, under the terms of Article Twelve - Vacations - of this Agreement, except for his absence due to such military service, would have been entitled to receive a vacation allowance, shall receive such vacation or vacation allowance for the calendar year in which he is reemployed, without regard to any requirement other than an adequate record of continuous service.

SECTION 7 - MILITARY ENCAMPMENT ALLOWANCE

     An Employee with one or more years of continuous service who is required to attend an encampment of the Reserve of the Armed Forces or the National Guard shall be paid, for a period not to exceed two weeks in any calendar year, the difference between the amount paid by the Government (not including travel, subsistence and quarters allowance) and the amount calculated by the Company in accordance with the following formula. Such pay shall be based on the number of days such Employee would have worked had he not been attending such encampment during such two weeks (plus any holiday in such two weeks which he would not have worked) and the pay for each such day shall be 8 times his average straight-time hourly rate of earnings (excluding shift differentials and Sunday and overtime premiums) during the last pay period worked prior to the encampment. If the period of such encampment exceeds two weeks in any calendar year, the period on which such pay shall be based shall be the first two weeks he would have worked during such period.


                            ARTICLE ELEVEN - HOURS OF
                                WORK AND OVERTIME

SECTION 1 - DEFINITIONS

A. The normal work week for all Employees covered by this Agreement shall consist of 40 hours to be worked in five consecutive 8-hour days. The normal workday shall be 8 consecutive hours of work (exclusive of such lunch or rest periods as are now in accordance with the practice prevailing in the plant.) This paragraph defines the normal hours of work and shall not be deemed to constitute a guarantee of hours of work per day, or per week. Parties at the plant level will negotiate with respect to non-traditional work schedules which will be implemented only upon mutual agreement.


B. The Employer may establish regular shifts, starting times and lunch periods. The Union shall be notified in the event the regular starting times are changed by the employer. Such notification shall be given as far in advance of such change as is possible. Parties at the plant level will negotiate with respect to non-traditional work schedules which will be implemented only upon mutual agreement.


SECTION 2 - REPORTING PAY

     An Employee who is scheduled or notified to report and who does report for work shall be provided with and assigned to a minimum of 4 hours of work on the job for which he was scheduled or notified to report or, in the event such work is not available shall be assigned or reassigned to another job and paid no less than his original job class for the first four hours. In the event, when he reports for work, no work is available he shall be released from duty and credited with a reporting allowance 4 times the standard hourly wage scale rate of the job for which he was scheduled or notified to report.

     When an Employee who starts to work is released from duty before he works a minimum of 4 hours, he shall be paid the hours worked in accordance with Article 14 - Wages of this Agreement, and credited with a reporting allowance equal to the standard hourly wage scale rate of the job for which he was scheduled or notified to report multiplied by the unutilized portion of the 4-hour minimum. The foregoing payment shall be either at the regular or overtime rates of earnings depending upon which pertain in accordance with the provisions of this Agreement; provided, however, that hours not worked, for which payment is made, shall not be considered as time worked in determining daily, or weekly overtime.

     The provisions of this Section shall not apply in the event that:

     (a) Picketing, strikes, stoppages in connection with labor disputes at the plant, failure of utilities beyond the control of Management, or acts of God interfere with work being provided; or

     (b) An Employee is not put to work or is laid off after having been put to work, either at his own request or due to his own fault; or

     (c) An Employee refuses to accept an assignment or reassignment within the first 4 hours as provided above in this Section 2; or

     (d) Management gives reasonable notice of a change in scheduled reporting time or that an Employee need not report. Local Management and the Grievance Committee shall promptly determine what constitutes reasonable notice.

     SECTION  3  -  OVERTIME

     Overtime is defined as time actually worked unless otherwise specified in Subsection B (3) of this Section 3 in excess of 40 hours in a single work week or 8 hours in a single work day. All Employees, upon reasonable notice by the Employer, shall be required to work overtime or hours outside their normal work day.

A.   For the purpose of determining:

     (1) The number of hours worked in a day by each Employee, a workday shall be a period of 24 consecutive hours beginning at the time the Employee starts to work; provided, however, that the same hours shall not be included in more than one such period; provided further that a tardy Employee's workday shall begin at the time it would have begun had he not been tardy:

     (2) The number of hours or days worked in a workweek, a workweek shall be a 7-consecutive-day period commencing at 12:01 a.m. Sunday (or turn starting closest thereto);

     (3) The regular rate of pay as used in this Agreement, the term shall mean the hourly rate which the Employee would have received for the work had it been performed during non-overtime hours.

B. Each Employee shall be paid overtime at the rate of 1 1/2 times his rate of pay for all time worked by him.

     (1)  In excess of 8 hours in any one workday, or

     (2)  In excess of 40 hours in any workweek, or

     (3) On any day in any workweek after he shall have worked on 5 previous days in such workweek. Solely for the purpose of determining whether or not work has been performed on 5 previous days in the workweek.

          (a) Should changes be made in schedules after Friday noon of the week preceding the calendar week in which the changes are to be effective, except for breakdowns or other matters beyond the control of Management, so that an Employee is laid off within any scheduled 5 days and is required to work on what would otherwise have been the sixth or seventh workday in his workweek, the day on which such Employee was laid off shall be counted as a day worked; and

          (b) If work is performed by an Employee on a day in the workweek subsequent to any of the holidays enumerated in Article Thirteen
               - Holidays - of this Agreement, such holiday shall be considered as a day worked in that workweek, whether or not work is performed on such holiday and regardless of whether such holiday was scheduled as a day of work or of rest. For purposes of this Article Eleven, if any of such holidays fall on a Sunday, the following Monday (and not such Sunday) shall be observed as such holiday.

C. No Employee shall be paid more than 1 1/2 times his regular rate of pay for any time worked by him (except as provided in Section 5, Article Thirteen -Holidays - of this Agreement), and in the event overtime for any time worked is paid any Employee in compliance with any of the foregoing clauses
     (1), or (2), (3), of Subsection B of this Section 3 or for the holidays enumerated in Article Thirteen - Holidays - of this Agreement, the time for which overtime is once paid shall not be counted as hours or days worked for the purpose of determining whether or not overtime is to be paid such Employee under any one or all of the other foregoing clauses or holidays enumerated in Article Thirteen - Holidays - of this Agreement; provided, however, that an enumerated holiday, whether worked or not shall be counted as a day worked in determining overtime under clause 3 of Subsection B of this Section 3, and as time worked in determining overtime under clause (1) of such Subsection B, subject to the limitation contained in Section 5 of Article Thirteen - Holidays - of this Agreement

D. Overtime Rules and Regulations for distribution of overtime work have been mutually agreed upon by the Plant Superintendent and the grievance committeeman at the Plant. Such agreements shall remain in effect unless and until modified or replaced by local written agreement signed by the Plant Superintendent and the grievance committeeman.

SECTION  4  -  ALLOWANCE  FOR  JURY OR WITNESS  SERVICE

     An Employee who is called for jury service or subpoenaed as a witness shall be excused from work for the days on which he serves (service, as used herein, includes required reporting for jury or witness duty when summoned, whether or not he is used). Such Employee shall receive, for each day of service on which he otherwise would have worked, the difference between the payment he receives for such service in excess of $5.00 and the amount calculated by the Company in accordance with the following formula. Such pay shall be based on the number of days the Employee would have worked had he not been performing such service (plus any holiday in such period which he would not have worked) and the pay for each day of service shall be 8 times his straight-time hourly rate of earnings (excluding shift differentials and Sunday and overtime premiums) during the last pay period worked prior to such service. The Employee will present proof that he did serve or report as a juror or was subpoenaed and reported as a witness, and the amount of pay, if any, received therefor.

SECTION  5  -  ALLOWANCE  FOR  FUNERAL LEAVE

     When death occurs to an Employee's legal spouse, mother, father, mother-in-law, father-in-law, son, daughter, brother, sister, grandparents, grandchildren (including stepfather, stepmother, stepchildren, stepbrother, or stepsister when they have lived with the Employee in an immediate family relationship), an Employee, upon request, will be excused and paid for up to a maximum of three scheduled shifts (5 scheduled shifts in the case of an employee's legal spouse, son, or daughter including stepchildren when they have lived with the employee in an immediate family relationship) (or for such fewer shifts as the Employee may be absent) which fall within a three consecutive-calendar-day period; (or 5-consecutive-calendar-day period in the case of the death of an employee's legal spouse, son, or daughter including stepchildren when they have lived with the employee in an immediate family relationship) provided, however, that one such calendar day shall be the day of the funeral and it is established that the Employee attended the funeral. Payment shall be 8 times his straight-time hourly earnings (as computed for jury pay). An Employee will not receive funeral pay when it duplicates pay received for time not worked for any other reason. Time thus paid will not be counted as hours worked for purposes of determining overtime or premium pay liability.

                           ARTICLE TWELVE - VACATIONS

SECTION  1  -  ELIGIBILITY

     To be eligible for a vacation in any calendar year during the term of this Agreement, the Employee must:

     (a)  Have one year or more of continuous service; and

     (b) Not have been absent from work for 6 consecutive months or more in the preceding calendar year; except that in case of an Employee who completes one year of continuous service in the vacation calendar year, he shall not have been absent from work for 6 consecutive months or more during the 12 months following the date of his original employment; provided, that an Employee with more than one year of continuous service who in any year shall be ineligible for a vacation by reason of the provisions of this Subparagraph as a result of an absence on account of layoff or illness shall receive one week's vacation with pay in such year if he shall not have been absent from work for 6 consecutive months or more in the 12 consecutive calendar months next preceding such vacation. Any period of absence of an Employee while on vacation pursuant to this Article Twelve or while absent due to a compensable disability in the year in which he incurred such disability, or while in military service in the year of his reinstatement to employment, shall be deducted in determining the length of a period of absence from work for the purpose of this Subparagraph.

SECTION  2  -  BENEFITS FORFEITED

     An Employee, even though otherwise eligible Section 1 above, forfeits the right to receive vacation benefits under this Article Twelve if he quits, retires, dies, or is discharged prior to January 1 of the vacation year.

SECTION  3  -  SERVICE  DATE

     Continuous service for vacation purposes only shall date from the date of first employment at the Counce Plant of the company or subsequent date of employment following a break in continuous service, whichever of the above two dates is the later. Such continuous service shall be calculated in the same manner as the calculation of continuous service set forth in Article Three - Seniority - of this Agreement, except that there shall be no accumulation of service in excess of the first 2 years of any continuous period of absence on account of layoff or physical disability (except in the case of compensable disability, as provided in Article Three - Seniority) in the calculation of service for vacation eligibility.

SECTION  4  -  LENGTH  OF  VACATIONS

A. An eligible Employee who has completed the years of continuous service indicated in the following table in any calendar year during the term of this Agreement shall receive a vacation corresponding to such years of continuous service as shown in the following table:

     Years of Service      Weeks of Vacation
--------------------------------------------
      1 but less than 3            1
      3 but less than 10           2
     10 but less than 17           3
     17 but less than 25           4
     25 or more                    5

Effective January 1, 2000, the vacation table is replaced by the following table:

     Years of Service      Weeks of Vacation
--------------------------------------------
      1 but less than 3            1
      3 but less than 8            2
      8 but less than 15           3
     15 but less than 24           4
     24 or more                    5

B.   A one week's vacation shall consist of 7 consecutive days.

C. Vacations shall be scheduled in a single period of consecutive weeks, provided, however, that in the event the orderly operations of the plant require, vacations of two or more weeks may be scheduled in two periods, neither of which may be less than one week. With the consent of the Employee vacation may be scheduled in any number of periods, none of which may be less than one week.

D. The entire vacation shall be taken in one continuous period unless otherwise authorized by the Company.

E. In case the Company desires to schedule vacations for Employees eligible therefor during a shutdown period instead of in accordance with previously established vacation schedules, Management shall give affected Employees 60 days' notice of such intent; in absence of such notice an affected Employee shall have the option to take this vacation during the shutdown period or to be laid off during the shutdown and to take his vacation at the previously scheduled time.

F. The calendar week containing New year's Day may be taken as a week of vacation for either the year preceding New Year's Day or the year in which New Year's Day falls, except when New Year's Day falls on Sunday, provided such vacation week has been scheduled as vacation in accordance with this Article Twelve. If the Company in its sole discretion schedules a shutdown of any operation during the calendar week containing Christmas Day, any Employee who is not scheduled to work due to the shutdown in such week and who has completed his vacation entitlement for that year may elect to reschedule a week of vacation for which the Employee has qualified and will be entitled in the following calendar year into the shutdown week; provided, however, that vacation pay for such vacation week, calculated as though the week were scheduled and taken in the next following year will be paid on the regular payday for the pay period in which the shutdown vacation falls; and provided further that no vacation pay for a vacation rescheduled hereunder will be paid to an Employee who quits, retires, dies, or is discharged prior to January 1 of the year from which the shutdown vacation was rescheduled. In the application of this Subsection F, when the basis for calculation of an Employee's vacation pay for the following calendar year is not available, his vacation payment hereunder shall be made on the basis for calculation of his vacation pay in the current calendar year with appropriate adjustment to be made when the basis for the following calendar year becomes available.

SECTION 5 - SCHEDULING

A. On or promptly after October 1 of each year, each Employee entitled or expected to become entitled to take vacation time off in the following year will be requested to specify in writing (not later than 30 days after the receipt of such request), on a form provided by the Company, the vacation period he desires.

B. Notice will be given an Employee at least 60 days in advance of the date his vacation period is scheduled to start, but in any event not later than January 1 of the year in which the vacation is to be taken.

C. Vacations will, so far as practicable, be granted at time most desired by Employees (longer service Employees being given preference as to choice); but the final right to allot vacation periods and to change such allotments is exclusively reserved to the Company in order to insure the orderly operation of the plant.

D. Any Employee absent from work because of layoff, disability or leave of absence at the time Employees are requested to specify the vacation periods they desire and who has not previously requested and been allotted a vacation period for the calendar year, may be notified by Management that a period is being allotted as his vacation period but that he has the right within 14 days to request some other vacation period. If any such Employee notifies Management in writing, within 14 days after such notice is sent, that he desires some other vacation period, he shall be entitled to have his vacation scheduled in accordance with Subparagraph C. above.

E. If an Employee is on layoff from the plant at any time before the beginning of his scheduled vacation hereunder, he may request to have his vacation start at any time during such layoff and if Management agrees to grant his request, it shall have the right to set the appropriate conditions under which it grants his request.

F.   Vacations may be scheduled throughout the calendar year.

G. The Company may, with the consent of the Employee, pay him vacation allowance, in lieu of time off for vacation, for any weeks of vacation in excess of two weeks in any one calendar year. Any payment of vacation allowance shall not require the Company to reschedule the vacation of any other Employee.

SECTION  6  -  VACATION PAY OR ALLOWANCE

A. Each Employee granted a vacation under this Article Twelve will be paid at his average rate of earnings per hour for the prior calendar year. Average rate of earnings per hour (for the purposes of this Article Twelve) shall be computed by:

     1. Totaling (a) pay received for all hours worked (total earnings including premium for holiday, but excluding Sunday, shift differential and overtime premiums, (b) vacation pay, including pay in lieu of vacation, and (c) pay for unworked holidays, and

     2. Dividing such earnings by the total of (a) hours worked, (b) vacation hours paid for, including hours for which pay in lieu of vacation was paid, and (c) unworked holiday hours which were paid for.

          Such average rate of earnings will be adjusted to reflect intervening general wage changes and retroactive pay adjustments, if any, for the job or jobs performed or paid for.

B. Hours of vacation pay for each vacation week shall be the average hours per week worked by the Employee in the prior calendar year. Any weeks not having 32 hours of actual work shall be excluded from the calculation. Average hours per week worked shall be computed by:

     1. Totaling the following hours in payroll weeks with 32 or more hours of actual work:

          (a)  Hours worked

          (b) Hours paid for unworked holiday or vacation hours falling in such week

          (c)  Hours paid for funeral leave

          (d)  Hours paid for jury service

          (e)  Hours paid for witness service

          (f) Hours excused from scheduled work and not paid for because of union business, and

     2. Dividing such hours by the number of such weeks in which 32 or more hours were worked.

          The minimum number of hours paid for each week of vacation shall be 40 and the maximum number of hours paid for each week of vacation shall be 48.

C. Effective August 1, 2001, the vacation bonus of two-hundred fifty dollars ($250) per week will be paid to employees for each week of vacation taken in the ten (10) consecutive calendar week period beginning with the first full week following the calendar week containing New Year's Day.

D. Any Employee who did not work in the prior year shall have his vacation pay computed on the basis of his last calculated vacation rate and hours, adjusted in accordance with the last sentence of Subsection A of this
     Section 6.

E. The definitions contained herein are designed for and shall be used exclusively for the purpose of calculating vacation pay.

F. Vacation pay or vacation allowance shall be paid to each Employee in advance of such Employee's vacation period.

G. In the case of a part-time Employee, as defined in Section 4 of Article Thirteen - Holidays - of this Agreement, the average rate of earnings and hours of vacation pay for each vacation week shall be computed in the same manner as in Subsections A and B of this Section 6, except that the period of time used shall be the last two completed and closed pay periods next preceding his vacation; there shall be no exclusion of weeks having less than 32 hours of actual work; and the minimum of 40 hours of pay for each week of vacation shall not apply.

                           ARTICLE THIRTEEN - HOLIDAYS

SECTION  1  -  HOLIDAYS ENUMERATED

     Whenever used in the Agreement, the term "Holiday" means one of the following days:

     January 1

     Martin Luther King, Jr's Birthday (which shall be the third Monday of January)

     Workers Memorial Day

     Good Friday

     Memorial Day, which shall be the last Monday in May

     Independence Day

     Labor Day

     Thanksgiving Day

     The day after Thanksgiving Day

     The day before Christmas Day

     Christmas Day

     If any of such holidays shall fall on a Sunday, the following Monday (and not such Sunday) shall be observed as such holiday.

     A holiday shall be deemed to begin at 12:01 a.m. of the holiday or turn starting closest thereto, and shall end 24 hours later.

SECTION 2 - PAY FOR HOLIDAYS NOT WORKED

     An eligible Employee who does not work on a holiday shall be paid 8 times his straight-time hourly wage rate for the pay period preceding the pay period in which the holiday is observed (if he has no earnings in such pay period the straight-time hourly wage rate of his occupation in such pay period shall be used), exclusive of overtime, shift differentials, and Sunday premiums; provided, however, that if an eligible Employee is scheduled to work on any such holiday, but fails to report and perform his scheduled or assigned work he shall become ineligible to be paid for the unworked holiday, unless he failed to perform such work because of sickness or because of death in the immediate family (mother, father (including in-laws), children, brother, sister, husband, wife and grandparents) or because of similar good cause. Holiday allowance shall be adjusted by an amount per hour to reflect any general wage changes in effect at the time of said holiday, but not in effect in the period used for calculating holiday allowance.

     As used in this Article Thirteen, an eligible Employee is one who:

     (a)  has worked 30 turns since his last hire:

     (b) performs work or is on vacation in the pay period in which the holiday is observed or, if he is laid off for such pay period, performs work or is on vacation in both the pay period preceding and the pay period following the pay period in which the holiday is observed and

     (c) works as scheduled or assigned both on his last scheduled workday prior to and his first scheduled workday following the day on which the holiday is observed, unless he has failed so to work because of sickness or because of death in the immediate family or because of similar good cause.

SECTION 3 - VACATION

     When a holiday occurs during an eligible Employee's scheduled vacation, he shall be paid for the unworked holiday in addition to his vacation pay without regard to the provisions of Subparagraph (c) of Section 2 above. The provisions of this Section 3 shall apply to (1) an Employee whose vacation has been scheduled prior to his layoff and who thereafter is laid off and takes his vacation as scheduled, or (2) an Employee who is not at work at the time his vacation is scheduled, but who thereafter returns to work and then is absent from work during a holiday week because of his scheduled vacation. An Employee who is not at work at the time of scheduling his vacation and is not working at the time his vacation commences is not eligible for holiday pay for a holiday occurring during his vacation within the meaning of Subparagraph (b) of Section 2 above or this Section 3.

SECTION 4 - PART-TIME EMPLOYEE

     An eligible part-time Employee shall receive pay for holidays in accordance with the foregoing provisions of this Article Thirteen, but the pay that he shall receive for any such holiday shall be an amount equal to his applicable straight-time hourly wage rate (as defined in Section 2 above) times the lesser of 8 or the average number of hours worked by him per day in the preceding eight pay periods. A part-time Employee shall mean an Employee who regularly, for his own convenience, is not available for full-time employment.

SECTION  5  -  RATE  OF  PAY

     For all hours  worked by an Employee on any of the  holidays  specified  in
Section 1 above, overtime shall be paid at the overtime rate of 2 1/2 times his regular rate of pay. However, no Employee shall receive more than the above specified rate for hours worked on any holiday.

SECTION 6 - PART-SHIFT WORK ON HOLIDAY

     If an eligible Employee performs work on a holiday, but works less than 8 hours, he shall be entitled to the benefits of Section 2 of this Article Thirteen to the extent that the number of hours worked by him on the holiday is less than 8 (or in the case of a part-time Employee the number of hours determined in accordance with Section 4 of this Article Thirteen). This Section applies in addition to the provisions of Section 2 of Article Eleven - Hours of Work - where applicable.

                            ARTICLE FOURTEEN - WAGES

SECTION 1 - STANDARD HOURLY WAGE SCALES

A. The standard hourly wage scales of rates for the respective job classes and the effective dates thereof shall be those set forth in Appendix A of this Agreement.

B. As of the effective date of any increases made in the job class increments in the standard hourly wage scale rates, the cumulative amount in each job class resulting from any increased increment shall be used, in whole or in part, as the case may be, to reduce or eliminate any out-of-line differentials identified with the specific Employees on specific jobs in each job class.

C. The rates of pay established after the application of the foregoing Subsection A shall become effective for all present and future incumbents of the respective jobs.

D. (1) Except as otherwise agreed between the parties, the out-of-line differential in effect for an Employee on a given job and identified with such Employee and such job shall continue to apply only to such Employee while on such job and remain in effect, subject to adjustment in accordance with Subsection B above, until the expiration of this Agreement or until terminated by the parties to this Agreement.

     (2) The out-of-line differential multiplied by hours paid for on the job shall be added to earnings of the Employee.

E. In the event that an Employee who receives such an out-of-line differential is promoted within a defined seniority unit for regular assignments to a job of higher job class, or is transferred within an established line of progression to a job of equal job class, and the standard hourly wage scale rate in Appendix A of the job to which promoted or transferred is less than the standard hourly wage scale rate in Appendix A plus the Employee's out-of-line differential on the job from which promoted or transferred, a new differential shall be determined and applied as follows:

     (1)  The new out-of-line differential shall equal

          (a) The standard hourly wage scale rate in Appendix A of the job from which promoted or transferred plus the Employee's out-of-line differentials on such job; minus

          (b) the standard hourly wage scale rate in Appendix A of the job to which promoted or transferred.

     (2) Such new out-of-line differential shall be identified with the Employee and apply only to such Employee while on such job, and continue in effect subject to adjustment in accordance with Subsection B above, until the expiration of this Agreement or until terminated by the parties to this Agreement.

     (3) The new out-of-line differential multiplied by hours paid for on the job shall be added to earnings of the Employee.

F. In the event an Employee is transferred temporarily at the direction of Management from his regular job to another job, he shall be paid at the established rate of pay for the job to which transferred; provided that, if such rate of pay is less than the rate of pay for the job from which transferred (plus the Employee's regular out-of-line differential, if any), the Employee shall receive the difference as a temporary out-of-line differential; such out-of-line differential shall apply only to the individual transferred and for the period of transfer; provided further that nothing in this Subsection shall affect the rights of any Employee or the Company under any other Article of this Agreement. The new out-of-line differential multiplied by hours paid for on the job shall be added to the earnings of the Employee.

[For the Youngstown and Elyria bargaining units, the Standard Hourly Wage Rates For Non-Incentive Jobs and the Incentive Calculation Rates and Hourly Additive For Incentive Jobs as last agreed to by the USWA and LTV for each bargaining unit, including scheduled increases, shall apply. The traditional incentive plans at the Youngstown plant as last agreed to by the USWA and LTV for the plant shall apply The traditional incentive plans at the Elyria plant as last agreed to by the USWA and LTV as frozen for the plant shall apply.]

SECTION 2 - APPLICATION OF THE STANDARD HOURLY WAGE SCALES

     The standard hourly wage scale rate for each job shall be as set forth in Appendix A. In addition: A schedule of trade or craft rates and rates applicable to multiple-rated jobs, containing: (1) a standard rate equal to the standard hourly wage rate for the respective job class of the job; (2) an intermediate rate at a level two job classes below the standard rate; and (3) a starting rate at a level four job classes below the standard rate shall be established for each multiple-rated job and for each of the following repair and maintenance trade or craft jobs:

     Electrician - (Wireman) Millwright [The Youngstown plant and Elyria plant bargaining units labor agreements shall retain presently listed multiple-rated jobs and repair and maintenance trade or craft jobs as appear in the last negotiated USWA/LTV agreement. ]

SECTION 3 - PRODUCTION AND MAINTENANCE JOBS

     The established rate of pay for each production or maintenance job, other than a trade or craft or multiple-rated job as defined in Section 2 of this Article Fourteen shall apply to any Employee during such time as the Employee is required to perform such job except as otherwise provided in Subsection D, E, and F of Section 1 of this Article Fourteen.

SECTION 4 - TRADE, CRAFT OR MULTIPLE-RATED JOBS

A. The established starting rate, intermediate rate, or standard rate of pay for a trade or craft job or multiple-rated job, as defined in Section 2 of this Article Fourteen shall apply to each Employee during such time as the Employee is assigned to the respective rate classification, in accordance with the applicable provisions identified in Section 6 of this Article Fourteen.

B. The October 6, 1971 `Understanding with regard to Trade & Craft Additive' - provided for an increase of two full job classes for each of the trade and craft jobs listed in Section 2 of Article Fourteen, and this addition is identified as a trade or craft convention and is recorded as a separate item in Factor 7 of the agreed upon classifications.

SECTION 5 - LEARNER JOBS

     The Company may continue learner jobs where such jobs are now in existence and may establish additional learner jobs by mutual agreement with the Union. Learner jobs are not to be described nor classified, but shall be assigned to a job class four job classes below the job class of the job being learned, except that an Employee transferred from another job to a learner job shall remain in the job class for his former job unless, by mutual agreement between the Union and Management, he shall be assigned to a lower job class.

     An Employee shall be assigned to a learner job only until he can perform satisfactorily the job for which he is being trained and in no event for more than 520 hours of actual work.

SECTION  7  -  INEQUITY  COMPLAINTS OR GRIEVANCES  PROHIBITED

     No basis shall exist for an Employee to allege that a wage rate inequity exists and no complaint or grievance on behalf of an Employee alleging a wage rate inequity shall be initiated or processed during the term of this Agreement.

SECTION  8  -  CORRECTION  OF  ERRORS

     Notwithstanding  any  provisions  of  this  Article  Fourteen,   errors  in
application of rates of pay shall be corrected.

SECTION  9  -  SHIFT  DIFFERENTIALS

     For hours worked on the afternoon shift there shall be paid a premium rate of 30 cents per hour. For hours worked on the night shift there shall be paid a premium rate of 45 cents per hour.

     Shifts shall be identified as follows:

     (1) Day shift includes all shifts scheduled to commence between 6:00 a.m. and 8:00 a.m. inclusive:

     (2) Afternoon shift includes all shifts scheduled to commence between 2:00 p.m. and 4:00 p.m. inclusive:

     (3) Night shift includes all shifts scheduled to commence between 10:00 p.m. and 12:00 midnight, inclusive.

Any hours worked by an Employee on a shift which commences at a time not provided for above shall be paid as follows:

     (1) For hours worked which would fall in the prevailing day shift of the plant, no shift differential shall be paid:

     (2) For hours worked which would fall in the prevailing afternoon shift of the plant, the afternoon shift differential shall be paid:

     (3) For hours worked which would fall in the prevailing night shift of the plant, the night shift differential shall be paid.

     Shift differential shall be included in the calculation of overtime compensation and shall be computed by multiplying the hours worked by the applicable differential and the amount so determined added to earnings. Shift differential shall be paid for allowed time or reporting time provided for in
Section 2 of Article Eleven - Hours of Work - of this Agreement when the hours for which payment is made would have called for a shift differential if worked.

[For the Youngstown and Elyria bargaining units, the Shift Differentials as last agreed to by the USWA and LTV for the bargaining unit shall apply. ]

SECTION 10  -  SUNDAY  PREMIUM

     All hours worked by an Employee on Sunday, which are not paid for on an overtime basis, shall be paid for at 1-1/2 times the Employee's regular rate. For the purpose of this provision, Sunday shall be deemed to be the 24 hours beginning with the turn-changing hour nearest to 12:01 a.m. Sunday. Sunday premium based on the standard hourly wage scale rate in Appendix A shall be paid for reporting allowance hours.

                           ARTICLE FIFTEEN - CHECK OFF

     For each Employee who signs a voluntary checkoff authorization card, the Company will deduct dues for the preceding calendar month following receipt of such checkoff authorization card and it shall also deduct any assessments against him which shall be general and uniform among the Employees at the time who are members of the Union, and if owing by the Employee, his initiation fee, and promptly remit the same to the International Treasurer of the Union.

     Such written authorizations shall be irrevocable for a period of one (1) year or until the termination or renewal of this Agreement, whichever occurs sooner, and such written authorizations shall be automatically renewed and shall be irrevocable for successive periods of one (1) year each, or for the period of such succeeding collective bargaining Agreements between the Company and the Union, whichever shall be shorter, unless written notice of revocation is given to the Company and a copy sent to the Union no more than fifteen (15) days after the expiration of each period of one (1) year or each succeeding collective bargaining Agreement between Company and Union, whichever occurs sooner.

     The sole authorized representative of the Union, for the purpose of certifying Monthly dues or initiation fees, or any change therein to be deducted by the Company for the Union shall be the International Treasurer.

     The Union shall indemnify and save the Company harmless against any and all claims, demands, suits or other forms of liability that shall arise out of or by reason of action taken or not taken by the Company in reliance upon forms furnished to the Company by the Union or for the purpose of complying with any other provisions of this Section.

                           ARTICLE SIXTEEN - SEVERANCE
                                    ALLOWANCE

SECTION 1 - PERMANENT CLOSING

     When, in the sole judgment of the Company, it decides to close permanently the plant and terminate the employment of individuals, an Employee whose employment is terminated as a result thereof shall be entitled to a severance allowance in accordance with and subject to the provisions hereinafter set forth in this Article. Before the Company shall finally decide to close the plant permanently it shall give the Union, when practicable, advance written notification of its intention. Such notification shall be given at least 90 days prior to the proposed closure date. Along with it, the Company shall provide the Union with a detailed statement of the reasons for the proposed action and the information on which it is based. Without limiting the information to be provided under this paragraph, the Company shall furnish the Union, where available, and on a confidential basis, profit and loss statements for the operations that are the subject of the proposed action for the last 24 months of operations preceding it, any studies or evaluations assessing the feasibility of continuing the operations, and a detailed breakdown of the costs of maintaining the operations. The Company will thereafter meet the appropriate Union representatives in order to provide them with an opportunity to discuss the Company's proposed course of action. Upon conclusion of such meetings, which in no event shall be less than 30 days prior to the proposed closure date, the Company shall advise the Union of its final decision. The final closure decision shall be the exclusive function of the Company. This notification provision shall not be interpreted to offset the Company's right to lay off or in any way reduce or increase the working force in accordance with its presently existing rights as set forth in this Agreement.

SECTION  2  -  ELIGIBILITY

     Such an Employee to be eligible for a severance allowance shall have accumulated 3 or more years of continuous Company service as computed in accordance with Article Three - Seniority - of this Agreement, provided, however, that no Employee for purposes of this Article Sixteen shall have any continuous Company service prior to the date any Employee started at the Counce, Tennessee Plant of the Company.

SECTION  3  -  BENEFITS

     An eligible individual shall receive severance allowance based upon the following weeks for the corresponding continuous Company service:

                                 Weeks of Severance
Continuous Company Service          Allowance

 3 years but less than  5 years        4
5 years but less than  7 years         6
 7 years but less than 10 years        7
10 years or more                       8

     A week's severance allowance shall be determined in accordance with the provisions for calculation of vacation allowance as set forth in Section 6 of Article Twelve - Vacations - of this Agreement.

SECTION  4 - DUPLICATION

     Severance allowance shall not be duplicated for the same severance, whether the other obligation arises by reason of contract, law, or otherwise. If an individual is or shall become entitled to any discharge, liquidation, severance or dismissal allowance or payment of similar kind by reason of any law of the United States of America or any of the states, districts, or territories thereof subject to its jurisdiction, the total amount of such payments shall be deducted from the severance allowance to which the individual may be entitled under this Article Sixteen, or any payment made by the Company under this Article Sixteen may be offset against such payments. Statutory unemployment compensation payments shall be excluded from the nonduplication provisions of this Section 4.

SECTION  6  -  ELECTION  CONCERNING LAYOFF STATUS

     Notwithstanding any other provision of this Agreement an Employee who would otherwise have been terminated in accordance with the applicable provisions of this Agreement and under the circumstances specified in Section 1 of this Article Sixteen may, at such time, elect to be placed on layoff status for 30 days if he had already been on layoff status. At the end of such 30-day period he may elect to continue on layoff status or be terminated and receive severance allowance if he is eligible for any such allowance under the provisions of this Article Sixteen, provided, however, if he elects to continue on layoff status after the 30-day period specified above and is unable to secure employment with the Company within an additional 60-day period, at the conclusion of such additional 60-day period he may elect to be terminated and receive severance allowance if he is eligible for such allowance. Any Supplemental Unemployment Benefit payment received by him for any period after the beginning of such 30-day period shall be deducted from any such severance allowance to which he would have been otherwise eligible at the beginning of such 30-day period.

SECTION 7 - PAYMENT OF ALLOWANCE

     Payment shall be made in a lump sum at the time of termination. Acceptance of severance allowance shall terminate employment and continuous service for all purposes under this Agreement.

                       ARTICLE SEVENTEEN - SUB GRIEVANCES

     The following procedure shall apply only to disputes concerning the Supplemental Unemployment Benefit Plan (SUB).

     If any difference shall arise between the Company and any Employee as to the benefits payable to him

(b) (a) pursuant to the SUB.

or between the Company and the Union as to the interpretation or application of or compliance with the provisions of the SUB, and such difference is not resolved by discussion with a representative of the Company at the location where it arises, it shall, if presented in writing under the following provisions become a SUB grievance and it shall be disposed of in the manner described below:

     (a) A grievance must, in order to be considered, be presented in writing within 30 days after the action giving rise to such difference on a form to be furnished by the Company which shall be dated and signed by the Employee involved and the representative designated by the Local Union to handle such grievances and presented to a local representative of the Company designated to receive and handle such grievances. The grievance shall be discussed by such representatives within 10 days after it has been presented to the representative of the Company. The representative of the Company shall note in the appropriate place on the form his disposition of the grievance, his reasons therefor and the date thereof and shall return two copies of the form to the local representative of the Union within 10 days after the date on which it was last discussed by them unless he and the local representative of the Union agree otherwise. Minutes of any discussion between the Union and the Company shall be prepared and signed by the local representative of the Company within 10 days after the discussion is held and shall be signed by the representative of the Local Union. If the representative of the Local Union shall disagree with the accuracy of the minutes as prepared by the Company, he shall set forth and sign his reasons for such disagreement and the minutes, except for such disagreement, shall be regarded as agreed to. Unless the grievance is appealed as set forth below within 10 days after the date of delivery of the minutes to the representative of the Local Union, it shall be deemed to have been settled and no appeal therefrom shall thereafter be taken. Notwithstanding the first sentence of this Subparagraph, a grievance relating to Short Week Benefits under the SUB must be presented within 30 days after the date of the Short Week Benefit draft if the dispute relates to the amount of the benefit or within 60 days from the end of the week in question if the dispute relates to eligibility for the benefit.

     (b) In order for a grievance to be considered further, written notice of appeal shall be served, within 10 days after receipt of the minutes described above, by the representative of the District Director of the Union, certified to the Company in writing, upon the representative of the Company similarly certified to the Union by the Company. Such notice shall state the subject matter of the grievance, the identifying number and objections taken to the previous disposition. A grievance which has been so appealed shall be discussed within 30 days of such notice by such representatives in an effort to dispose of the grievance. Minutes of the discussion, which shall include a statement of the disposition of the grievance by the representative of the Company, his reasons therefor and the date thereof, shall be prepared and signed by him and delivered to the representative of the Union within 10 days after the discussion is held. The representative of the Union shall sign such minutes and shall deliver a copy to the representative of the Company, and in the event he shall disagree with the accuracy of the minutes as prepared by the Company he shall set forth and sign his reasons for such disagreement and the minutes, except for such disagreement, shall be regarded as agreed to. If an appeal from the action taken with regard to the grievance in accordance with the foregoing procedure is not made in the manner set forth below, the grievance shall be deemed to have been settled in accordance with such action and no appeal therefrom shall thereafter be taken.

     (c) If the procedure described in Subparagraphs (a) and (b) above has been followed with respect to a grievance and it has not been settled, it may be appealed by the District Director, or his representative, to arbitration by written notice served simultaneously on the Arbitrator and the certified representative of the Company described in Subparagraph (b) above within 20 days after the date of delivery of the minutes to the representative of the Union.

     (d) The decision of the Arbitrator on any grievance which has properly been referred to him shall be final and binding upon the Company, the Union and all Employees involved in the grievance.

                       ARTICLE EIGHTEEN - PRIOR AGREEMENTS



                           ARTICLE NINETEEN - TERM OF
                                    AGREEMENT

     The terms and conditions established by this Agreement shall continue until the expiration of 60 days after either party shall give written notice of termination to the other party but in any event shall not terminate earlier than November 15, 2005. If either party gives such notice it may include therein notice of its desire to negotiate with respect to Life Insurance, (Active and Retired), Sickness and Accident Benefits, Dental Benefits, Vision Care Benefits, 401(k), and supplemental unemployment benefits (existing provisions or agreements as to Insurance, 401(k), and Supplemental Unemployment Benefits to the contrary notwithstanding), and the parties shall meet promptly to negotiate with respect to such matters. If the parties shall not agree with respect to such matters by the end of 60 days after the giving of such notice, either party may thereafter resort to strike or lockout, as the case may be, in support of its position in respect to such matters as well as any other matter in dispute (the existing agreement or provisions with respect to Insurance, 401(k), and Supplemental Unemployment Benefits to the contrary notwithstanding). Notwithstanding any other provisions of this Agreement or the termination of any or all other provisions hereof the Supplemental Unemployment Benefit Plan shall remain in effect until 120 days after written notice of termination served by either party on the other party or after 30 days after the expiration date of this Agreement.

     Any notice to be given under this Agreement shall be given by registered mail, be completed by and at the time of mailing; and, if by the Company be addressed to the United Steelworkers of America at 96 Chappell Road, Troy,
Tennessee 38260 and if by the Union, to the Company at 16401 Swingley Ridge Road, Suite 700, Chesterfield, MO 63017.


                         UNITED STEELWORKERS OF AMERICA

     By:
         President


         Secretary and Treasurer


         Vice President Administration


         Vice President Human Affairs


         Director District 9


         Staff Representative


         President, Local No. 7573


         Vice President, Local No. 7573



MAVERICK TUBE CORPORATION


     By:

                                   APPENDIX A
                           STANDARD HOURLY WAGE SCALES
                                    OF RATES

  JOB     EFFECTIVE     EFFECTIVE     EFFECTIVE
CLASS          2/1/00       8/1/01            2/1/03
-----         -------      -------            ------

 1-2      $13.742         $14.242          $15.242
    3       13.937          14.437           15.437
    4       14.132          14.632           15.632
    5       14.327          14.827           15.827
    6       14.522          15.022           16.022
    7       14.717          15.217           16.217
    8       14.912          15.412           16.412
    9       15.107          15.607           16.607
  10        15.302          15.802           16.802
  11        15.497          15.997           16.997
  12        15.692          16.192           17.192
  13        15.887          16.387           17.387
  14        16.082          16.582           17.582
  15        16.277          16.777           17.777
  16        16.472          16.972           17.972
  17        16.667          17.167           18.167
  18        16.862          17.362           18.362



[Appendix A of the Youngstown P&M unit labor agreement shall set forth the four
(4) additional Job Classes and wage rates as existing in the current USWA/LTV Appendix.]

Staff Representative
United Steelworkers of America
96 Chappell Road
Troy, Tennessee  38260

Dear Mr. Sanford:

     This will confirm our understanding reached during the negotiation of the Counce Labor Agreement (Agreement) dated ______________, 2002 concerning safety shoe allowance.

     On August 1, 2003, each Employee will be provided an allowance of $80.00 to purchase safety shoes for wear at the plant.

     Any Employee who is eligible to receive a safety shoe allowance pursuant to this letter but is or was not paid such allowance because he was then in inactive status, will receive payment of an allowance when he returns to active employment. However, an Employee shall in no event be entitled to more than one such allowance in any calendar year during the term of this Agreement.

                           Very truly yours,    APPLIES TO THE COUNCE PLANT ONLY



                           Maverick Tube Corporation

RCW:fa

CONFIRMED:

                                                                  August 1, 1999



Mr. David R. McCall Co-Chairman - Negotiating Committee United Steelworkers of America 777 Dearborn Park Lane, Suite J
Columbus, Ohio  43085

Dear Mr. McCall:

     This will confirm our understanding reached during the negotiation of the 1999 Labor Agreements between the parties concerning a Gainsharing Plan for the LTV Steel Tubular Products Company Plant at Counce, Tennessee (Counce Plant).

     In recognition of the significant contributions which productive employees make to the continuous improvement and thus success of the operation, the Company has adopted a Gainsharing Plan.

1. The purpose of the plan is to motivate the employees to continuously improve productivity and quality performance and to share the gains of such performance with the employees.

2. A Gainsharing Plan bonus of 16% (as described in the Memorandum of Understanding concerning Gainsharing), effective August 1, 1999, of an employee's standard hourly wage rate earnings for actual hours worked and applicable overtime premium hours will be targeted commensurate with performance and line loading for employees working on jobs classified at participation Level 1 which shall be 100%. In addition, jobs in participation Level 2 and participation Level 3 will have a Gainsharing Plan bonus opportunity of 85% and 50%, respectively, of the Gainsharing Plan bonus opportunity for participation Level 1 jobs. The appropriate gainsharing bonus earnings will be included in the calculation of vacation pay.

3. Determinants against which performance will be measured will be, but not limited to, manhours per ton, yield and claims performance.

4. The capability of the employees to consistently achieve the expected performance levels of the determinants will be subject to the grievance procedure.

5. In the event of a major new or changed condition which affects the validity of the performance or line loading components of the plan, the affected component shall be changed to preserve the relative contribution of that component to earnings opportunity.

6. All bargained for employees of the Counce Plant will be participants in the plan upon completion of their probationary period unless their employment is terminated for any reason other than retirement or death during the plan period.

7. The plan period will be each calendar quarter with payments that are due under the plan payable as soon as practicable after the end of the quarter.

                           Very truly yours,    APPLIES TO THE COUNCE PLANT ONLY

                           /s/ N. P. Vernon, Jr.

                           N. P. Vernon, Jr. General Manager
         Labor Relations & Industrial Engineering


CONFIRMED:

/s/ David R. McCall

David R. McCall
Co-Chairman - Negotiating Committee
United Steelworkers of America

                                                                    June 1, 1994



Mr. Haymond Turner
Staff Representative
United Steelworkers of America
1002 Hawthorne Street
Memphis, Tennessee  38107

Dear Mr. Turner:


     This will confirm our understanding reached during the negotiation of the Counce Labor Agreement (Agreement) dated June 1, 1994 concerning maintenance efficiencies.

The Parties recognize that in order for the plant to be successful in the current and future competitive environment, it must be able to maximize the effective utilization of its people and equipment. Efficient and effective maintenance of plant equipment is vital if this goal is to be achieved. Therefore, the Parties have agreed to the following understandings which have as their objective the enhancement of maintenance efficiency:

1. Employees in non-craft (operating/service) jobs may be assigned to perform, on their equipment, minor maintenance or adjustments of the skill level found in single purpose maintenance jobs such as Oiler and Greaser or Maintenance Helper jobs. Such duties shall contain:

o    Inspection and routine lubrication of equipment
     o Minor maintenance work of the skill level found in single purpose maintenance jobs such as Oiler and Greaser or Maintenance Helper jobs.
     o   Assisting maintenance employees
     o   Collection and reporting of maintenance data

     Incumbents of Assigned Maintenance single purpose non-trade or Craft jobs such as Oiler and Greaser and Helper jobs such as Millwright Helper shall not be reduced from their job as a result of non-craft occupations assuming new duties under the provisions of this paragraph 1.

2. Notwithstanding any prior agreements, the Expanded Trade of Craft jobs of Maintenance Technician-Mechanical (MTM) and Maintenance
     Technician-Electrical (MTE) may be unilaterally installed by the Company under the provisions of Appendix EE (J&L Agreement) as amended.

3. Uninterrupted operation is established in all maintenance units at the plant. Elements of uninterrupted operations include, but are not limited to: continuous unit operating, uninterrupted maintenance activity, flexible and reasonable time for personal needs and lunch at a suitable site (whether on or off the job), and "on the job buddy relief" or work commencing at the job site at the start of the turn and concluding at the end of the turn. However, under normal circumstances, maintenance employees who, prior to the implementation of this paragraph had wash up time at the end of the turn established by practice or agreement and are not on a buddy relief assignment will be released in sufficient time so as to be at their locker room ten minutes prior to the end of the turn.


A Local Plant Joint Maintenance Efficiency Implementation Committee shall be established. The Committee shall be comprised of two members selected by the Local Union and two members selected by the Company. The Committee shall be responsible for implementation issues as provided for in this Agreement. Any implementation dispute that cannot be resolved by the Committee may be submitted to the Co-Chairman of the Negotiating Committee or their designated representative for final resolution. If the Co-Chairmen are unable to resolve the issue, either Co-Chairman may submit the issue, to the arbitrator pursuant to a procedure agreed upon by the Co-Chairmen. In resolving disputes under this provision, the arbitrator shall equitably accommodate the company's need for efficiency in uninterrupted operations with employee needs for reasonable personal time and reasonable time for lunch at a suitable site. In addition, the arbitrator shall consider personal needs and lunch arrangements for maintenance employees at plants of the company where uninterrupted operations in maintenance units were in effect before the effective date of this Agreement.




                           Very truly yours,         APPLIES TO ALL THREE PLANTS

                           /s/D. D. Egleston

                           D. D. Egleston
                           General Manager
                           Human Resources

CONFIRMED:

/s/Haymond Turner

Haymond Turner
Staff Representative

                                                                    June 1, 1994


Mr. Haymond Turner
Staff Representative
United Steelworkers of America
1002 Hawthorne Street
Memphis, Tennessee  38107

Dear Mr. Turner:

     This will confirm our understanding reached during the negotiation of the Counce Labor Agreement (Agreement) dated _____________, 2002 concerning certain matters pertaining to safety and health.

     The Company will, as a minimum, provide time off with pay for three (3) days annually to one Union member of the Joint Safety and Health Committee beginning in - 2003 and annually thereafter for the life of the Agreement to attend approved safety and health training.

     The Company will change all references to the International Safety and Health Department in the Agreement to the International Health, Safety and Environment Department.

                           Very truly yours,         APPLIES TO ALL THREE PLANTS

                           /s/D. D. Egleston

                           D. D. Egleston
                           General Manager
                           Human Resources

CONFIRMED:





Staff Representative

                                                            ______________, 2002


Mr. Paul Sanford
Staff Representative
United Steelworkers of America
96 Chappell Road
Troy, Tennessee  38260

Dear Mr. Sanford:

     This letter will confirm our understanding reached during the negotiation of the Counce Labor Agreement (Agreement) dated _____________, 2002 concerning vacation.

     For Employees with more than two (2) weeks of vacation entitlement, Plant Management and the Local Union may mutually agree upon a system that would permit such Employees to designate one (1) week of vacation entitlement to be taken in single days.

     Effective January 1, 2002, for those employees who are eligible to designate one (1) week of vacation entitlement to be taken in single days, single days of vacation will be paid in the pay for the pay period in which the vacation day(s) were taken. For each single day of vacation, the employee will receive one-fifth (1/5th) of this calculated weekly vacation rate.

                           Very truly yours,         APPLIES TO ALL THREE PLANTS







                           RCW:fa

CONFIRMED:


Staff Representative

                                                                   June 28, 1993


Mr. Haymond Turner
Staff Representative
United Steelworkers of America
1002 Hawthorne Street
Memphis, Tennessee  38107

Dear Mr. Turner:

     This will confirm our understanding reached during the negotiation of the Counce Labor Agreement (Agreement) dated _________________, 2002 concerning the adjustment of complaints and grievances.

     Existing procedural requirements notwithstanding, in an effort to streamline the grievance and arbitration procedure and to ensure the speedy resolution of grievances, the following understandings have been reached for the term of the ________________, 2002Counce Labor Agreement:

1. The Expedited Arbitration Procedure in Article Eleven, Section 6, of the April 15, 1990 Labor Agreement applicable to production and maintenance employees at the former Republic Steel Corporation facilities shall be applicable to the Counce Plant.

2. The Local Union shall have the option of expanding the types of cases subject to the Expedited Arbitration Procedure by adopting one or both of the following programs.

     a) All grievances involving discipline, except those involving discharge or discipline for concerted activity, will be processed under the Expedited Arbitration Procedure.

     b) Unless otherwise mutually agreed by the parties, all grievances will be processed under the Expedited Arbitration Procedure, including those specified in paragraph a) above, and not including cases involving wage matters, job eliminations and job combinations, testing, severance allowance, contracting out matters, significant safety and health matters, and the benefits agreements.

3. Notwithstanding the above, the Expedited Arbitration Procedure will be implemented at the Counce Plant only if an Area Arbitration Panel exists that would service the Counce Plant or, if no such Panel exists, the parties are able to form such a Panel.

4. The grievant and/or the grievance committeeman will not be docked for time spent in presenting and discussing First or Second Step Complaints or Grievances with the appropriate Management representative, if such meeting is held so as to require time off the job. The current procedures with respect to scheduling such discussions shall not be affected by this Agreement.

5. In instances where an employee is entitled to be made whole as a result of an Arbitration Award or a grievance settlement, earnings of such an employee from employment outside the Company during any part of the period in question will not be deducted from the amount owed the employee.

6. The Company will pay a maximum total of sixteen hours lost time to the Union representatives for participating in each full day of scheduled Third Step hearings. A full day of scheduled Third Step hearings, for purposes of this paragraph shall be considered as one in which the Third Step hearings last six hours or more. In instances where the scheduled Third Step hearings are completed in less than six hours, the total of sixteen hours pay for the lost time of participating Union representatives will be prorated based on the ratio of the length of the hearings to six hours. The identity of the payees for each such day of Third Step hearings will be supplied by the Local Union President. The current procedures with respect to scheduling such Third Step hearings shall not be affected by this provision.

7. Unless otherwise mutually agreed, in the event Arbitration Awards or grievance settlements requiring monetary payment are not paid within 30 days after the identity of the payees and the specific amount owed each payee has been determined, the affected payees will be paid interest at the current passbook savings account rate of the bank on which the check is drawn until the payments have been made. This provision will be applicable to Arbitration Awards issued or grievance settlements concluded after the effective date of the _____________, 2002 Counce Labor Agreement.


                           Very truly yours,         APPLIES TO ALL THREE PLANTS

                           /s/D. D. Egleston

                           D. D. Egleston
                           General Manager
                           Human Resources

DDE/mmb

CONFIRMED:

/s/Haymond Turner


Haymond Turner
Staff Representative

                                                                  April 15, 1990


Mr. George R. Williamson Sub-District Director United Steelworkers of America 2500 Mt. Moriah Road Suite 850, Building G Memphis, Tennessee 38115

Dear Mr.. Williamson:

     This will confirm our understanding reached during the negotiation of the Counce Labor Agreement (Agreement) dated April 15, 1990 concerning checkoff.

     The Company will implement the dues checkoff provisions of this Agreement in accordance with the applicable provisions of the Memorandum of Understanding on Checkoff in the April 15, 1990 Labor Agreement covering production and maintenance Employees of the former Republic Steel facilities.

                           Very truly yours,         APPLIES TO ALL THREE PLANTS

                           /s/D. D. Egleston

                           D. D. Egleston
                           General Manager
                           Human Resources

DDE/mmb

CONFIRMED:


s/George R. Williamson


George R. Williamson
                              Sub-District Director

                                                                  April 15, 1990


Mr. George R. Williamson Sub-District Director United Steelworkers of America 2500 Mt. Moriah Road Suite 850, Building G Memphis, Tennessee 38115

Dear Mr. Williamson:

     This will confirm our understanding reached during the negotiation of the Counce Labor Agreement (Agreement) dated April 15, 1990 concerning leaves of absence for Employees who leave their employment with the Company to become employees or elected officials of the International Union.

     1. The parties have reached the following agreement with respect to any person who

              (a) First becomes an Officer or Director of the International Union after April 15, 1990,

                    or

              (b) Becomes an employee of the International Union and whose probationary period expires on or after April 15, 1990.

              (c) Was an Officer or Director or employee of the International
                  Union prior to April 15, 1990 but was not as of that date accruing service for Company pension purposes (for time spent as an Officer, Director or employee of the International Union) pursuant to a valid agreement providing for such accrual.

     2. An individual described in paragraph 1 shall be granted a leave of absence from the Company concurrent with the period of his permanent employment with the International Union.

     3. Once an individual described in paragraph 1 is made a permanent employee of the International Union (by completing his probationary period) that person shall, from that point forward and while he retains his leave of absence status with the Company, not receive any service credit for Company pension purposes.

     4. Such person shall accumulate continuous service for purposes of recall to employment and for all other purposes under this Agreement, except pensions, provided that he shall not be entitled to receive any contractual benefits during the period of his leave of absence or receive retiree health care benefits from the Company if he is eligible for coverage in the International Union health care plan for retirees.

                           Very truly yours,         APPLIES TO ALL THREE PLANTS

                           /s/D. D. Egleston

                           D. D. Egleston
                           General Manager
                           Human Resources

DDE/mmb

CONFIRMED:
/s/George R. Williamson

George R. Williamson
Sub-District Director

                                                                   June 28, 1993
                                                               ___________, 2002



Staff Representative
United Steelworkers of America
1002 Hawthorne Street
Memphis, Tennessee  38107

Dear Mr.______________:

     This will confirm our understanding reached during the negotiation of the Counce Labor Agreement (Agreement) dated __________, 2002 concerning uninterrupted operations.

     The parties recognize that an effective way to determine commitment to the success of the plant is to constantly improve the utilization of people and equipment.

     In order to achieve these improvements, the parties agree that uninterrupted operation of all production and service units is established.

     Elements of uninterrupted operations include, but are not limited to continuous unit operation, flexible and reasonable time for personal needs and lunch at a suitable site (whether on or off the job), and "on the job buddy relief" or work commencing at the job site at the start of the turn and concluding at the end of the turn.

     Although the parties have reached agreement on the establishment of uninterrupted operations, the par ties also recognize that in order to achieve the desired results of these improvements, the individual needs of employees must be recognized and addressed.

     Therefore, the parties have agreed that a Joint Local Plant Implementation Committee consisting of two representatives from the Union and two representatives from the Company shall be established to resolve any implementation issues not resolved by the involved employees, including methods by which employees may continue to have required lunch and personal needs time. Such Committee shall be required to conclude on all implementation matters within 120 days of the effective date of this Agreement, unless extended by mutual agreement.

     Any implementation dispute that cannot be resolved by the Plant Implementation Committee may be submitted to the Co-Chairman of the Negotiating Committee or their designated representative for final resolution.

     If the Co-Chairmen are unable to resolve the issue, it will be submitted to the arbitrator pursuant to a procedure agreed upon by the Co-Chairmen. In resolving disputes, the arbitrator shall equitably accommodate the company's need for efficiency in uninterrupted operations with employee needs for reasonable personal needs time and reasonable time for lunch at a suitable site. In addition, the arbitrator shall consider personal needs and lunch arrangements in comparable production and service units at plants of the company where uninterrupted operations in such units was in effect before the effective date of this Agreement.



                           Very truly yours,         APPLIES TO ALL THREE PLANTS

                           /s/D. D. Egleston

                           D. D. Egleston
                           General Manager
                           Human Resources

DDE/mmb

CONFIRMED:

/s/Haymond Turner

Haymond Turner
Staff Representative

                                                                   June 28, 1993


Mr. Haymond Turner
Staff Representative
United Steelworkers of America
1002 Hawthorne Street
Memphis, Tennessee  38107

Dear Mr. Turner:


     This will confirm our understanding reached during the negotiation of the Counce Labor Agreement (Agreement) dated _________, 2002 concerning an experimental understanding on summer student employment.

     During the term of this Agreement, the probationary provisions of the Agreement shall be modified as follows for students hired for summer employment on or after May 1 provided those students terminate their employment on or before September 15 of the same year:

     1. The probationary period of 520 hours of actual work shall be changed to 1200 hours of actual work.

     2. The provision for probationary employees rehired at the plant within one year of the employee's termination to apply their hours of actual work during their first employment in determining when these employees have completed their probationary period during their next period of employment is waived if the next period of employment is for summer employment covered by this experimental understanding.

     3. For purposes of this understanding, a student is defined as an individual enrolled or registered to attend an educational institution including a high school, a trade/vocational/technical school, a college or a university, a junior college, or a community college.

     Students hired prior to May 1 or continued in employment after September 15 will not be covered by this probationary experimental understanding but will be covered by the provisions of the Agreement.


                           Very truly yours,         APPLIES TO ALL THREE PLANTS



DDE/mmb

CONFIRMED:


Staff Representative








                  DELETE AS TO ALL THREE PLANTS

ADDITIONAL MATTERS - YOUNGSTOWN, OHIO PLANT
o Incentive plans for the P&M unit will be maintained in the status they had under LTV immediately prior to the Closing until mutual agreement otherwise
o O&C unit. All changes, deletions and exclusions applicable to the P&M unit at Youngstown shall apply as applicable to the O&C unit at Youngstown. The standard biweekly scale of rates for respective job classes as last agreed to by the USWA and LTV, including scheduled increases, shall apply. The O&C unit agreement shall terminate November 15, 2005.

ADDITIONAL MATTERS - ELYRIA, OHIO PLANT
o Incentive plans for the P&M unit will be maintained in the status they had under LTV immediately prior to the Closing until mutual agreement otherwise

ADDITIONAL MATTERS - SUCCESSORSHIP - ALL THREE PLANTS
o The Company agrees that it will not sell, convey, assign or otherwise transfer the plant or significant part thereof if it has not been permanently shutdown for at least 8 months to any other party (Buyer) who intends to continue to operate the business as the Company had, unless the following conditions have been satisfied prior to the closing date of the sale:
                  a. The Buyer shall have entered into an Agreement with the Union recognizing it as the bargaining representative for the employees within the existing bargaining unit.

                  b. If requested by the Company the Union will enter into negotiations with the Company on the subject of releasing and discharging the Company from any obligations, responsibilities and liabilities to the Union and the employees, except as the parties otherwise mutually agree.

o The Buyer shall have the option to accept the current labor agreement with the Union or to enter into a new agreement establishing the terms and conditions of employment.
o This provision is not intended to apply to any transactions solely between the Company and any of its subsidiaries or affiliates or its parent company including any of its subsidiaries or affiliates; nor is it intended to apply to transactions involving the sale of stock, except if the plant or significant part thereof is sold to a third party pursuant to a transaction involving the sale of stock of a subsidiary.

ADDITIONAL MATTERS - 401(k) PLANS - ALL THREE PLANTS
o Maverick shall adopt a separate 401(k) plan for Maverick employees employed in each of the USWA bargaining units at the Counce, Elyria, Ferndale and Youngstown plants. The Youngstown plant 401(k) plan shall include in a single plan employees employed in the P&M and O&C bargaining units.
o The 401(k) plan shall have the same terms and provisions as the Maverick 401(k) currently in effect for Maverick non-union employees and shall be effective as of the same date the ICBA for the plant is effective. Service for purposes of the 401(k) plan shall not include employment with LTV.
o An exception to having the same terms and provisions as the Maverick 401(k) currently in effect for Maverick non-union employees, the 401(k) for the USWA bargaining units shall have the following terms: Maverick shall be required to contribute per plan year 4% of the employee's W-2 wages paid by Maverick without any required matching contribution by the employee; any LTV employee who becomes a Maverick employee and works at least one (1) hour in a bargaining unit job shall be immediately vested under the 401(k) plan.
o The claims procedure of the 401(k) plan and not the grievance and arbitration procedure of the ICBA shall be used to resolve claims that may arise regarding the administration of the 401(k) plan.
ADDITIONAL MATTERS - HEALTH CARE, LIFE INSURANCE AND LTD PLANS - ALL THREE
 PLANTS
o Maverick shall provide group insurance plans for health care, life insurance, and Long Term Disability for Maverick employees employed in the USWA bargaining units at the Counce, Elyria, and Youngstown plants. No retiree coverage is provided.
o The plans shall have the same terms and provisions, including co-pays, deductibles and employee premiums, as the Maverick plans currently in effect for Maverick's non-union employees and shall be effective as of the same date as the ICBA for the plant is effective.
o The claims procedure of the plans and not the grievance and arbitration procedure of the ICBA shall be used to resolve claims that may arise regarding administration of the plans.

ADDITIONAL MATTERS - HEALTH CARE AND LIFE INSURANCE DURING LAYOFF - ALL THREE PLANTS
o Maverick shall provide through its group insurance plans for health care and life insurance for Maverick employees employed in the USWA bargaining units at the Counce, Elyria, and Youngstown plants that coverage under the Maverick group plans for the health care and life insurance shall continue during layoff for the same duration and subject to the same conditions as is currently provided in the agreement between LTV and the USWA for the bargaining unit at the respective plant.
o For purposes of this provision, where service is used in the LTV/USWA agreement to determine the duration of coverage during layoff, service with LTV shall be recognized in addition to service with Maverick.
o This provision such be shall be effective as of the same date the ICBA is effective for the plant. It is expressly agreed that this provision does not apply to LTV employees who are on layoff as of the date the ICBA is effective at the plant. For this provision to apply, the employee must be actively at work as an employee of Maverick on or after the date the ICBA is effective at the plant and be laid off by Maverick thereafter.
o This provision and the coverage it provides shall terminate in accordance with the termination provision in the Labor Agreement.

ADDITIONAL MATTERS - SUB PLANS - ALL THREE PLANTS

o SUB plans currently exist between LTV and the USWA at the Youngstown, Elyria and Counce plants.
o Except as provided in this provision or in the attached SUB Plan, the parties agree to same terms and conditions as are currently set forth in the respective SUB plans between LTV and the USWA for the Counce, Elyria and Youngstown plants to be applicable at those three plants. For purpose of service under the SUB plans, service with LTV would be recognized as service for Maverick. Provided, however, an employee of Maverick as defined in the ICBA would not be eligible for SUB benefits under the Maverick/USWA SUB plan unless, in addition to other eligibility criteria of the SUB plan, the Employee was actively at work for Maverick on or after the date the ICBA becomes effective at the plant and is thereafter laid off by Maverick.
o The Financial Position of the USWA/Maverick SUB Plan on the date it initially becomes effective (the day after the Closing date) shall be the same as the Financial Position of the USWA/LTV Sub Plan as of the Closing date).
o The SUB Plan agreed to by the parties is attached. ________.

ADDITIONAL MATTERS - EMPLOYEES OF LTV WHO DO NOT BECOME EMPLOYEES OF MAVERICK - ALL THREE PLANTS

o The parties recognize that the definition of employee as set forth in this ICBA may exclude employees of LTV who do not become employees of Maverick because they are not actively at work at the time this ICBA becomes effective due to such reasons as sickness, injury, impairment, discharge or layoff and therefore will not be covered by the provisions of this ICBA unless and until such person may be employed by Maverick. The parties agree that what, if any, are responsibilities or obligations to such persons are matters to be determined between LTV and the USWA.
ADDITIONAL MATTERS - CONTRACTING OUT - ALL THREE PLANTS
     Contracting out section is deleted and replaced with the following two sections:

     Section 1

The Company recognizes that the Union's concern about contracting out work and with regards thereto the Company will not regularly contract out work to be performed in the plant that the bargaining unit employees normally perform while there are bargaining unit employees available who are capable of performing the subject work. It is further agreed that no work to be performed in the plant will be regularly contracted out which results in diminishing the size and scope of the bargaining unit with exception of temporary surge work due to major construction or major repairs, emergencies, or when specialized skills or trades or equipment are not available. In applying the above provisions, one of the considerations shall be the costs involved.

     Section 2

     The Company will provide notice to the Local Union President (Unit Chairperson) or his/her designee of all such contracting out. The parties will meet to discuss particular work or general issues as a meeting to be scheduled for that purpose. Awaiting the meeting will not require the Company to refrain from contracting out the work in question.

ADDITIONAL MATTERS - INSTITUTE FOR CAREER DEVELOPMENT - ALL THREE PLANTS
         During this term of this Agreement, the Company shall contribute fifteen ($.15) cents per hour work in the bargaining unit to an Institute for Career Development fund for each of the Youngstown (P&M and O&C), Elyria and Counce plants. The Institute for Career Development ("ICD") and ICD fund shall be jointly designed and administered by the USWA and the Company for each plant and will be patterned after the ICD and ICD fund which exists between LTV and the USWA at the plants. No contribution for overtime hours shall be required. ADDITIONAL MATTERS - RATIFICATION BONUS - ALL THREE PLANTS
         Maverick Tube Corporation shall pay a ratification bonus in the gross amount of seven hundred fifty ($750) dollars subject to the following conditions:
         (1) Persons eligible. Each USWA member who is, as of the ratification date, a member in good standing (as determined by the USWA) in a USWA bargaining unit at the Counce, TN, Youngstown, OH, Elyria, OH, or Ferndale, MI plants. The number of good standing members in the aggregate is 248 as of November 1, 2002.
         (2) Time Period. All USWA bargaining units at all plants must ratify their respective labor agreement for the bargaining unit no later than November 15, 2002.
         (3) List of Persons Eligible. Promptly following the ratification of all bargaining units, the USWA will supply Maverick Tube Corporation with a list by plant of the names, mailing addresses and social security numbers of the persons eligible for the ratification bonus.
         (4) Not Part of Regular Wages. The ratification bonus shall not be a part of the regular wage rate for persons who become employees of Maverick Tube Corporation on or after the Closing date.
         (5) Withholding and Deductions: The $750 gross amount of the bonus payment will be reduced by income tax withholding and FICA.
         (6) When Ratification Bonus Payment Due. A check in the $750 gross amount of the ratification bonus, reduced by income tax withholding and/or FICA tax as may be applicable, shall be mailed to each eligible person at the address provided by the USWA within ten (10) business days of the Closing, provided the Closing occurs.

ADDITIONAL MATTERS -NEW EMPLOYEE ORIENTATION - ALL THREE PLANTS
         The parties at each plant will develop a joint orientation program for new hires which will include introduction of management and local union representatives, joint emphasis on quality and customer satisfaction and participation and problem solving.

ADDITIONAL MATTERS - COUNCE GAINSHARING PLAN - COUNCE PLANT ONLY
         The Company and the USWA agree to discuss the Counce plant Gainsharing plan within 6 months of the Closing without a requirement of agreement by either party as to changes/modifications.

ADDITIONAL MATTERS - SETTLEMENT AGREEMENT TO THIS INITIAL COLLECTIVE BARGAINING
 AGREEMENT ("ICBA") - ALL THREE PLANTS

         1.0      Parties.
                  -------
                  1.1 The parties to each of these Initial Collective Bargaining Agreements ("ICBA") for the Counce, Tennessee, Youngstown, Ohio and Elyria, Ohio plants are the United Steelworkers of America, AFL-CIO-CLC ("USWA") with headquarters at Five Gateway Center, Pittsburgh, Pennsylvania 15222, and Maverick Tube Corporation ("Maverick"), whose principal place of business is located at 16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri 63017.
         2.0      Purposes.
                  --------
                  2.1 Maverick intends to purchase substantially all of the assets of the Counce, Tennessee, Youngstown, Ohio and Elyria, Ohio tubular products plants of bankrupt LTV Corporation and to offer employment to persons who are currently actively at work in jobs in the production and maintenance units at each plant and the office and clerical unit at the Youngstown plant for which the USWA is the exclusive bargaining representative. The USWA and Maverick desire to have in place an ICBA for each of the plants which will become effective as described in Section 8.0 below.
                  2.2 The parties have used the printed booklet labor agreement for the Counce, Tennessee plant between LTV Steel Tubular Products Company and the USWA dated August 1, 1999 as modified to date as a reference in identifying topics agreed to be included and excluded in the ICBA for each of the three plants. It is the intention of the parties to maintain each plant as a separate bargaining unit with separate plant labor agreements for each plant. The parties recognize the difficulty in arriving at specific contract language for all topics agreed to be included in the ICBA for each plant in the time the parties wish to conclude this ICBA. Therefore, this document is presented in summary form as to topics to be included and excluded in the ICBA for each plant with differences as to terms and provision among each plant noted. As to topics which are included but require modification or substitution of existing language as noted herein and in the Appendix, the parties recognize their respective obligations after Closing to negotiate in good faith to arrive at specific contract language should either party desire to do so.
         3.0      Definition of Employee or Purposes of this ICBA.
                  -----------------------------------------------
                  3.1 Notwithstanding any other provisions of LTV/USWA labor agreements or the definition of Employee as it appears in this ICBA and Appendix for each plant, Employees are (1) persons actually performing work on a job in the bargaining unit in the pay period immediately preceding the closing; and (2) persons who would be actually performing work on a job in the bargaining unit in the pay period immediately preceding the closing but are absent from work in such pay period because of scheduled vacation, funeral leave, military service or encampment or other authorized absence for which absence the person continued to receive his/her regular wage in such pay period; and (3) such persons as described in provisions (1) or (2) who has not quit, retired or otherwise ceased active employment with LTV as of the day before the Closing and who accept employment with Maverick and who actually perform work in a job in the bargaining unit after Closing.
         4.0 Topics Included, Included as Modified and Excluded in the Separate ICBA For Each of the Plants Using the Counce, Tennessee LTV/USWA 1999 Booklet Agreement for Reference Are As Noted in the Mark Up of the ICBA.

         5.0 Subjects Specifically Excluded in the Separate ICBA for the Plants at Counce, Tennessee, Youngstown, Ohio, and
                  --------------------------------------------------------------
                  Elyria, Ohio.

                  5.1 In addition to the topics deleted as noted in the Appendix, the following subjects are specifically excluded from the ICBA for the Counce, Tennessee, Youngstown, Ohio and Elyria, Ohio plants:
                  1.       Defined benefit pension plan
                  2.       Retiree and surviving spouse health, hospital-medical
                            and life insurance
                  3.       Overtime Control Training Fund
                  4.       Institute for Career Development (except as provided
                            under Additional Matters)
                  5.       Employee Investment Program
                  6.       VEBA trust
                  7.       Stand Up for Steel Funding
                  8.       Educational Assistance Plan
                  9.       Neutrality Agreement
                  10. LTV Supplemental Unemployment Benefit Plan (see provision concerning a SUB Plan under Additional Matters)

                  11. Understanding on National Health Care Program 12. Family and Medical Leave 13. National Policy for Steel Agreement 14. Employee and Union Involvement
                  15. Successorship (see provision concerning successorship under Additional Matters)

                  16.      Seat on Board of Directors
                  17. LTV Contracting Out (see provision concerning contracting out under Additional Matters).

                    18. Any and all published or unpublished agreements, side letters or memoranda of understanding not referenced as included in the mark up of the ICBA or 17. immediately above. Provided, however, that as an exception to the immediately preceding sentence, there are certain specific Local Working Condition Agreements ("LWCA") which the parties agree are made part of this ICBA. A LWCA which is made part of this ICBA is defined as a written agreement meeting all of the following criteria: (a) a separate written agreement not appearing in the most recent printed labor agreement booklet between LTV and the USWA for the plant; (b) which is signed by the USWA and LTV and is now in effect at the plant; (c) which sets forth a specific local working condition for the plant; (d) which was entered into between the USWA and LTV at the plant level (i) as a result of local plant negotiations concluded in August of 1999 or hereafter or (ii) if entered into prior to August of 1999, was recognized or continued without protest after August of 1999; and (e) which is not a published or unpublished agreement, side letter agreement or memorandum of understanding which is (i) described as excluded in items 1 through 17 above or (ii) deleted as shown in the mark up of the ICBA; or (iii) inconsistent with the provisions of this ICBA as set forth in the mark up of the ICBA.

                                    Within 90 days following this ICBA becoming
                           effective at the plant, the parties at the plant shall jointly assemble all LWCA as defined herein for the plant bargaining unit. Should a dispute arise as to whether an agreement is a LWCA as defined herein, the parties at the plant level shall meet to attempt to resolve the dispute. If the dispute is not resolved at the plant level, either party may submit the dispute to arbitration under the arbitration provisions for the plant/bargaining unit. By mutual agreement, more than one disputed LWCA may be presented in the same arbitration. The party contending that the agreement is a LWCA as defined herein shall have the burden of proof by clear and convincing evidence that the agreement meets all of the criteria of a LWCA as defined herein.

         6.0 Maverick Not Responsible For Pre-Effective Date Liabilities or Obligations

                  6.1 Maverick shall not be responsible for monetary or other relief for any period prior to the effective date of this ICBA resulting from claims, grievances, liabilities or obligations arising from collective bargaining agreements between LTV or its affiliates and the USWA.
                  6.2 The sale of assets by LTV to Maverick shall not constitute an event for which Maverick is liable for severance or any other payment or benefit to any employee or former employee of LTV whether or not that person becomes an employee of Maverick after the sale.
         7.0      Complete Understandings.
                  7.1 The parties have negotiated in good faith with respect to all manner of mandatory and permissive subjects of bargaining either party has sought to raise. This ICBA contains the complete understanding of the parties with respect to topics and items to be included in, modified and excluded from the ICBA for each of the three plants.
         8.0      Effective Date of ICBA.
                  8.1 The parties agree that each separate ICBA for the Counce plant, the Youngstown plant and the Elyria plant shall not become effective unless each USWA bargaining unit at all three such plants and the USWA bargaining unit at the Ferndale, Michigan plant shall have entered into a separate ICBA for each respective USWA bargaining unit.
                  8.2 Provided the conditions described in 8.1 above have been satisfied, the ICBA for each of the USWA bargaining units at the Counce plant, the Youngstown plant and the Elyria plant shall be effective 12:01 a.m. the day next following the day on which the Closing occurs. This condition shall only apply to this ICBA.

Entered Into this 1st day of January, 2003
United Steelworkers of America, AFL-CIO, CLC         Maverick Tube Corporation

/s/ D.R. McCall                                      /s/ Gregg Eisenberg
------------------------------------                 ---------------------------

/s/ Mark A. Shaw                                     /s/ Sudhakar Kanthamneni
------------------------------------                 ---------------------------

/s/ Leonard S. Frangella                             /s/ Ray Waiwood
------------------------------------                 ---------------------------

/s/ Fred Gentile
------------------------------------

/s/ Doug Turnbow
------------------------------------